AGREEMENT AND PLAN OF MERGER



                          Dated as of December 21, 1998



                                  By and Among



                             PEN INTERCONNECT, INC.



                              PEN LAMINATING, INC.



                                       and



                          LAMINATING TECHNOLOGIES, INC.

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of December 21, 1998 (this "Agreement"), is by and among Pen Interconnect, Inc., a Utah corporation (the "Acquiror"), Pen Laminating, Inc., a Utah corporation and a wholly owned subsidiary of the Acquiror ("Newco"), and Laminating Technologies, Inc., a Delaware corporation (the "Company"). The Acquiror and Newco are sometimes referred to herein as the "Acquiror Companies."

                                    RECITALS:

         The Board of Directors of the Company has determined that the business combination to be effected by means of the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and recommended approval and adoption of this Agreement by the stockholders of the Company.

         The Board of Directors of the Acquiror has determined that the business combination to be effected by means of the Merger is consistent with and in furtherance of the long-term business strategy of the Acquiror and is fair to, and in the best interests of, the Acquiror and its shareholders and has approved and adopted this Agreement and recommended approval and adoption of this Agreement by the shareholders of the Acquiror.

         Upon the terms and subject to the conditions of this Agreement and in accordance with the Act and the GCL, Newco will merge with and into the Company and the Company will be the Surviving Corporation.

         The parties hereto have acknowledged that the Merger will not qualify as a reorganization within the meaning of the provisions of Section 368(a) of the Code.

         NOW,  THEREFORE,  in  consideration of the foregoing and the respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

         1.2 Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning ascribed to it in Annex A;
(b) an accounting term not otherwise defined in Annex A or elsewhere in this Agreement has the meaning ascribed to it in accordance with GAAP; (c) "or" is not exclusive; (d) "including" means "including without limitation"; (e) words in the singular include the plural; (f) words in the plural include the singular; (g) words applicable to one gender shall be construed to apply to each gender, (h) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; and (i) the terms "Article" or "Section" shall refer to the specified Article or Section of this Agreement.

                                   ARTICLE II
                                 TERMS OF MERGER

         2.1 Statutory Merger. Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements contained herein, Newco shall merge with and into the Company at the Effective Time. The terms and conditions of the Merger and the mode of carrying the same into effect shall be as set forth in this Agreement. As a result of the Merger, the separate corporate existence of each of the Constituent Corporations shall cease and the Company shall continue as the Surviving Corporation.

         2.2 Effective Time. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the GCL and Articles of Merger with the Division in such form as required by, and executed in accordance with the relevant provisions of, the Act.

         2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the GCL and the Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, the Surviving Corporation shall possess all the rights, privilges, power and franchises as of a public and of a private nature and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of such Constituent Corporations shall be vested in the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware or Utah, in either of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of such Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         2.4 Articles of Incorporation; Bylaws. At the Effective time, the articles of incorporation and the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and the bylaws of the Surviving Corporation.

         2.5 Directors and Officers. The directors of Newco immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation, and the officers of Newco immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. The Company shall have the right to appoint one director to the board of directors of the Acquiror.

                                   ARTICLE III
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         3.1 Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror Companies, the Company or the holders of any of the following securities:

                  (a) Subject to the other provisions of this Article III, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Company Common Stock described in
         Section 3.1(c)) shall be converted into shares of Acquiror Common Stock pursuant to the following ratio: fifty cents ($0.50) divided by the closing price of the Acquiror Common Stock on the fifth business day following the effective date of the Registration Statement, but in no event shall the denominator exceed one dollar and fifty cents ($1.50). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of the Acquiror Common Stock or the Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Common Stock Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (b) All shares of Company Common Stock shall, upon conversion thereof into shares of Acquiror Common Stock at the Effective Time, cease to be outstanding and shall be automatically canceled and retired, and each certificate previously evidencing Company Common Stock outstanding immediately prior to the Effective Time (other than Company Common Stock described in Section 3.1(c)) shall thereafter be deemed, for all purposes other than the payment of dividends or distributions, to represent that number of shares of Acquiror Common Stock determined pursuant to the Common Stock Exchange Ratio and, if applicable, the right to receive cash pursuant to Section 3.2(d) or (e) or both. The holders of certificates previously evidencing Company Common Stock shall cease to have any rights with respect to such Company Common Stock except as otherwise provided herein or by law.

                  (c) Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock, if any, owned by the Acquiror or any direct or indirect wholly owned Subsidiary of the Acquiror of the Company immediately prior to the Effective Time shall be cancelled and extinguished without conversion thereof.

                  (d) Each share of common stock, par value $0.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (e) All outstanding options and warrants to purchase shares of Company Common Stock shall be converted into warrants to purchase shares of Acquiror Common Stock based upon the same conversion ratio set forth in Section 3.1(a), above.

         3.2      Exchange of Certificates.

                  (a) Exchange Fund. At the Closing, the Acquiror shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the former holders of Company Common Stock and for exchange through the Exchange Agent in accordance with this Article III, certificates evidencing that number of shares of the Acquiror Common Stock equal to the product of the Common Stock Exchange Ratio and the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (exclusive of any such shares to be cancelled pursuant to Section 3.1(c)). The Exchange Fund shall also include any dividends or other distributions made with respect to the Acquiror Common Stock to which the former holders of Company Common Stock would be entitled pursuant to subsections (d) and (e) of this Section 3.2. The Exchange Fund shall not be used for any purpose other than as expressly provided in this Section 3.2.

                  (b) Letter of Transmittal. Promptly after the Effective Time, the Acquiror will cause the Exchange Agent to send to each record holder of Company Common Stock immediately prior to the Effective Time a letter of transmittal and other appropirate materials for use in surrendering to the Exchange Agent certificates that prior to the Effective Time evidenced shares of Company Common Stock.

                  (c) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall distribute to each holder of record of Company Common Stock immediately prior to the Effective Time, upon surrender to the Exchange Agent for cancellation of one or more certificates that theretofore evidenced shares of Company Common Stock, either (i) the appropriate number of shares of the Acquiror Common Stock into which such shares of Company Common Stock were converted pursuant to the Merger and (ii) any cash to be paid in lieu of fractional interests in shares of Acquiror Common Stock pursuant to Section 3.2(e) and any dividends or distributions related to Acquiror Common Stock to be paid pursuant to Section 3.2(d). If Acquiror Common Stock is to be issued to a Person other than the Person in whose name the surrendered certificate or certificates are registered, it shall be a condition of issuance of the Acquiror Common Stock that the surrendered certificate or certificates shall be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of the Acquiror Common Stock to a Person other than the registered holder of the surrendered certificate or certificates or such Person shall establish to the satisfaction of the Acquiror that such tax has been paid or is not applicable.

                  (d) Distributions with Respect to Unexchanged Shares of Company Common Stock. No dividends or other distributions declared or made with respect to the Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that theretofore evidenced shares of Company Common Stock until the holder of such certificate shall surrender such certificate. Subject to the effect of any applicable escheat laws, following surrender of any such certificate, there shall be paid to the holder of the Acquiror Common Stock issued in exchange for Company Common Stock, without interest,
         (i) promptly, the amount of any cash payable with respect to a fractional share to which such holder is entitled pursuant to Section 3.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of the Acquiror Common Stock and (ii), at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of the Acquiror Common Stock.

                  (e)      No Fractional Shares.

                           (i) Notwithstanding  anything herein to the contrary,
                  no certificates or scrip evidencing fractional shares of the Acquiror Common Stock shall be issued in connection with the Merger.

                           (ii) Any  fractional  interests in shares of Acquiror
                  Common Stock to which a holder of record of Company Common Stock at the Effective Time would otherwise be entitled shall not entitle such holder to vote or to any rights of a stockholder of the Acquiror. In lieu of any such fractional interests in shares of Acquiror Common Stock, each holder of record of Company Common Stock at the Effective Time who, but for the provisions of this Section 3.2(e), would be entitled to receive a fractional interest of a share of the Acquiror Common Stock by virtue of the Merger shall be paid cash, without any interest thereon, as hereinafter provided. The Acquiror shall instruct the Exchange Agent to determine the number of whole shares and fractional shares of the Acquiror Common Stock allocable to each holder of record of Company Common Stock at the Effective Time, to aggregate all such fractional shares into whole shares, to sell the whole shares of Acquiror Common Stock obtained thereby in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the total proceeds of such sale based on the fractional interests in shares of Acquiror Common Stock to which such holder would otherwise have been entitled compared with the aggregate number of such fractional interests, after making appropriate deductions of the amount, if any, required for federal income tax withholding purposes and after deducting any applicable transfer taxes. All brokers' fees and commissions incurred in connection with such sales of fractional shares shall be paid by the Acquiror.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the former holders of Company Common Stock for 12 months after the Effective Time shall be delivered to the Acquiror, upon demand, and any former holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to the Acquiror for the Acquiror Common Stock and any cash to which they are entitled. Notwithstanding any other provisions herein, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any Acquiror Common Stock, cash in lieu of fractional share interests or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates evidencing Company Common Stock shall not have been surrendered prior to the seventh anniversary of the Effective Time (or such earlier date on which any shares of the Acquiror Common Stock, any cash in lieu of fractional share interests or dividends or distributions with respect to the Acquiror Common Stock to which the holder of such certificates would otherwise be entitled would escheat to or become the property of any governmental entity), then, immediately prior to such date, any such shares, cash, dividends or distributions in respect of such shares shall, to the extent permitted by applicable Law, become the property of the Acquiror, free and clear of all adverse claims and interests of any Person previosuly entitled thereto.

                  (g) Withholding of Tax. The Acquiror shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as the Acquiror (or any affiliate thereof) or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the code or state, local or foreign tax Law. To the extent that amounts are so withheld by the Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock in respect of which such deduction and withholding was made by the Acquiror.

                  (h) Investment of Exchange Fund. The Exchange Agent may invest any cash included in the Exchange Fund in deposit accounts or short-term money market instruments, as directed by the Acquiror, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Acquiror. The Acquiror shall deposit with the Exchange Agent as part of the Exchange Fund cash in an amount equal to any loss of principal resulting from such investments promptly after the incurrence of such a loss.

         3.3 Closing. The Closing shall take place at the offices of Parsons Behle & Latimer, 201 South Main, Suite 1800, Salt Lake City, Utah 84111, at 10:00 a.m. on the fifth Business Day following the date on which the conditions to the Closing have been satisfied or waived or at such other place, time and date as the parties hereto may agree. At the conclusion of the Closing on the Closing Date, the parties hereto shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware and Articles of Merger to be filed with the Division.

         3.4 Stock Transfer Books. At the close of business on the date of the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Subject to the provisions of Section 10.1(b), the Company hereby represents and warrants to the Acquiror as follows:

         4.1 Organization and Qualification; Subsidiaries. The Company is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as they are now being conducted and is duly qualified and in good standing to do business in the jurisdictions in which the nature of the businesses conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has one non-operational subsidiary .

         4.2 Certificate of Incorporation and Bylaws. The Company has heretofore marked for identification and delivered to the Acquiror complete and correct copies of the certificate of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Company. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         4.3      Capitalization.

                  (a) The  authorized  capital stock of the Company  consists of
         (i) 20,000,000 shares of Company Common Stock, of which, as of October 31, 1998, 3,185,100 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party or is bound; and (ii) 5,000,000 shares of preferred stock, of which none are issued and outstanding. Since October 31, 1998, (x) no shares of Company Common Stock have been issued by the Company, except upon exercise of Company Stock Options outstanding under the Company Option Plans, and (y) the Company has not granted any options for, or other rights to purchase, shares of Company Common Stock.

                  (b) Except for shares reserved for issuance upon exercise of Company Stock Options granted pursuant to the Company Option Plans and listed in Section 4.3(b) of the Company's Disclosure Letter, no shares of Common Stock are reserved for issuance, and, except for Company Stock Options, there are no contracts, agreements, commitments or arrangements obligating the Company to offer, sell, issue or grant any Equity Security of the company or to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Security of the Company.

                  (c) Except as set forth in Section 4.3(c) of the Company's Disclosure Letter, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of the Company.

         4.4 Authorization of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the majority of the stockholders of the Company as required by the applicable provisions of the GCL and the Company's certificate of incorporation, each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Company (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with the applicable provisions of the GCL and the Company's certificate of incorporation). This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by the other parties hereto) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, involvency, reorganization of other similar legal principles of general applicability governing the application and availability of equitable remedies.

         4.5 Approvals. Except for the applicable requirements, if any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws,
(d) the HSR Act, (e) Nasdaq, (f) the filing and recordation of appropriate merger documents as required by the GCL and the Act, and (g) those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a Material Adverse Effect on the Company, no filing or registration with, no waiting period imposed by and no Authorization of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Company to permit the Company to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

         4.6 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Authorizations of Governmental Authorities indicated as required in Section 4.5 and receipt of the approval of the Merger by the stockholders of the Company as required in Section 4.5 and receipt of the approval of the Merger by the stockholders of the Company as required by the GCL, neither the execution and delivery by the Company of this Agreement or any instrument required hereby to be executed and delivered by it at the Closing, nor the performance by the Company of its obligations hereunder or thereunder will (a) to the Knowledge of the Company, violate or breach the terms of or cause a default under any Law, Regulation or Order applicable to the Company, the certificate of incorporation or bylaws of the Company or any Material contract or Material agreement to which the Company is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a Material Adverse Effect on the Company. Prior to the execution of this Agreement, the Board of Directors of the Company has taken all necessary action to cause this Agreement and the transactions contemplated hereby to be exempt from the provisions of Section 203 of the GCL.

         4.7      Reports.

                  (a) Since March 31, 1995, the Company has filed (i) all SEC Reports required to be filed by it with the Commission and (ii) the Company has filed all other Reports required to be filed by it with any other Governmental Authorities, except where the failure to file any such Reports could not reasonably be expected to have a Material Adverse Effect on the Company. Such Reports, including all those filed after the date of this Agreement and prior to the Effective time, (x) were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the Company's SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the applicable Regulations of the Commission thereunder), and (y), in the case of the Company's SEC Reports, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Company's Audited Financial Statements, the Company's Unaudited Financial Statements and any other financial statements of the Company (including any related notes thereto) contained in any of the Company's SEC Reports filed by the Company with the Commission after the date of this Agreement (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP (except (A) to the extent required by changes in GAAP and (B), with respect to the Company's Audited
         Financial  Statements,  as may be indicated  in the notes  thereto) and
         (ii) fairly present the financial position of the Company as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

                  (c)  Except as set forth in  Section  4.7(c) of the  Company's
         Disclosure Letter, there exist no liabilities or obligations of the Company that are Material to the Company, whether accrued, absolute, contingent or threatened, and that would be required to be reflected, reserved for or disclosed under GAAP in financial statements of the Company as of and for the period ended on the date of this representation and warranty, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Company's Audited Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Company since March 31, 1998, (iii) liabilities or obligations, the incurrence of which is permitted by Section 6.2(a) and (iv) liabilities or obligations that are not Material to the Company.

                  (d) Accounts receivable reflected on the Company's Balance Sheet have been properly stated at their realizable value after consideration of all allowances and reserves in accordance with GAAP. All accounts receivable and all other receivables reflected on the current balance sheet and all such receivables arising after the balance sheet date are bona fide receivables and are current and enforceable and arose in the ordinary course of business. No material counterclaims or offsetting claims with respect to such receivables are pending or, to the Company's knowledge have been, threatened. All accounts payable and all other payables reflected in the current balance sheet are bona fide payables which arose in the ordinary course of business.

                  (e) Inventories reflected on the Company's Balance Sheet, as well as all inventory items acquired since the date of the Company's Balance Sheet that are now the property of the Company, consist of raw materials, supplies, work in process, and finished goods, of such quality and in such quantities as are being used and will be usable or are being sold and will be salable in the ordinary course of business of the Company. These inventories exclude scrap, slow-moving items, and obsolete items and are valued at the lower of cost or market value, determined in accordance with GAAP consistently applied. Except as disclosed in Section 4.7(e) of the Company's Disclosure Letter, since the date of the Company's Balance Sheet, the Company has continued to replenish these inventories in a normal and customary manner consistent with prudent practice prevailing in the business, and there have been no returns or recalls of any Company Product.

                  (f) Except as described in Section 4.7(f) of the Company's Disclosure Letter, all obligations associated with benefits to be provided to present and former employees of the Company after retirement or termination have been properly recognized as liabilities on the Company's balance sheet in accordance with Statements of Financial Accounting Standards Nos. 106 and 112.

         4.8      No Material Adverse Effect; Conduct.

                  (a) Since March 31, 1998, no event (other than any event that is of general application to all or a substantial portion of the Company's industry and other than any event that is expressly subject to any other representation or warranty contained in Article IV) has, to the Knowledge of the Company, occurred that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Company.

                  (b) Except as set forth in Section 4.8(b) of the Company's Disclosure Letter, during the period from September 30, 1998 to the date of this Agreement, the Company has not engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by subsections (i) through (xii) of Section 6.2(a).

         4.9      Title to Properties.

                  (a) Except as set forth in Schedule 4.9(a) of the Company's Disclosure Letter, the Company has good and marketable title to all of the properties reflected in the Company's Balance Sheet, other than any properties reflected in the Company's Balance Sheet that have been sold or otherwise disposed of since the date of the Company's Balance Sheet or are not, individually or in the aggregate, Material to the Company, free and clear of Liens, other than (x) Liens the existence of which is reflected in the Company's Financial Statements, (y) Permitted Encumbrances and (z) Liens that, individually or in the aggregate, are not Material to the Company. The Company holds under valid lease agreements all real and personal properties reflected in the Company's Balance Sheet as being held under leases, and enjoys peaceful and undisturbed possession of such properties under such leases, other than
         (i) any properties as to which such leases have terminated in the ordinary course of business since the date of the company's Balance Sheet and (ii) any properties that, individually or in the aggregate, are not Material to the Company. The Company has not received any written notice of any adverse claim to the title to any properties owned by it or with respect to any lease under which any properties are held by it, other than any claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) To the  Knowledge of the  Company,  except as set forth in
         Section 4.9(b) of the Company's Disclosure Letter, no parcel of real property so listed as owned is, or its use is, in violation of any applicable zoning laws nor in violation of any other local, state or federal laws and regulations affecting the use and occupancy of such property.

                  (c) There is no pending or, to the Knowledge of the Company, threatened condemnation or similar proceeding or special assessment affecting any real property, or any part thereof, nor has the Company received notification that any such proceeding or assessment is contemplated by any governmental authority.

                  (d) Except as set forth in Section 4.9(d) of the Company's Disclosure Letter, since December 31, 1997, there has not been (i) any damage, destruction, change in physical condition, or loss to or of any of the Company's equipment, facilities, material or other personal property ("Equipment") used in, on or in connection with the business of the Company, whether or not covered by insurance, other than ordinary wear on Equipment; (ii) any Equipment removed from the premises of the Company except for Equipment which was surplus to the operation of the business of the Company; (iii) any sale, lease or other disposition of any Equipment other than in the ordinary course;
         (iv) any contract or commitment to do any of the foregoing.

         4.10 Certain Obligations. Except for those listed in Section 4.10 of the Company's Disclosure Letter, the Company is not a party to or bound by any Material Contract. Except as set forth in Section 4.10 of the Company's Disclosure Letter, all Material Contracts to which the Company is a party are in full force and effect, the Company has performed its obligations thereunder to date and, to the Knowledge of the Company, each other party thereto has performed its obligations thereunder to date, other than any failure of a Material Contract to be in full force and effect or any nonperformance thereof that could not reasonably be expected to have a Material Adverse Effect on the Company.

         4.11     Authorizations; Compliance.

                  (a) The Company has obtained all Authorizations that are necessary to carry on its businesses as currently conducted, except for any such Authorizations as to which, individually or in the aggregate, the failure to possess could not reasonably be expected to have a Material Adverse Effect on the Company. Such Authorizations are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on the Company and there is no action, proceeding or investigation pending or, to the Knowledge of the Company, threatened regarding suspension, revocation or cancellation of any such Authorizations, except for any suspensions, revocations or cancellations of any such Authorizations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) The Company does not possess any rights, privileges, powers or franchises, contracts, arrangements or understandings that are used in, or are necessary to the business of the Company, as presently conducted ("Necessary Rights"), except those that will be transferred to the Acquiror as a result of the Merger and the other transactions contemplated by this Agreement. The Company is currently vested with all Necessary Rights.

         4.12 Litigation; Compliance with Laws. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Company, threatened against the Company, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits, investigations or proceedings that are disclosed in the Company's SEC Reports, that are set forth in Section 4.12 or Section 4.15 of the Company's Disclosure Letter or that, individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. There are no Material claims pending or, to the Knowledge of the Company, threatened by any Persons against the Company for indemnification pursuant to any statute, organizational document, contract or otherwise with respect to any claim, action, suit, investigation or proceeding pending in any Court or before or by any Governmental Authority. Except as set forth in Section 4.12 and Section 4.15 of the Company's Disclosure Letter, the Company is in substantial compliance with all applicable Laws and Regulations and is not in default with respect to any Order applicable to the Company, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

         4.13 Employee Benefit Plans. Except as set forth in the Company's SEC Reports or in Section 4.13 of the Company's Disclosure Letter, the Company is in substantial compliance with each Benefit Plan except for any noncompliance that could not reasonably be expected to have a Material Adverse Effect on the Company.

         4.14     Taxes.

                  (a) Except as set forth in Section 4.14(a) of the Company's Disclosure Letter and except for such other matters as could not reasonably be expected to have a Material Adverse Effect on the Company, all returns and reports of or with respect to any Tax ("Tax Returns") that are required to be filed by or with respect to the Company on or before the Effective Time have been or will be timely filed, all Taxes that are due on or before the Effective Time have been or will be timely paid in full, all withholding Tax requirements imposed on or with respect to the Company have been or will be satisfied in full in all respects and no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  (b) Except as set forth in Section 4.14(b) the Company's Disclosure Letter, none of such Tax Returns has been audited by the applicable Governmental Authority.

                  (c) Except as set forth in Section 4.14(c) of the Company's Disclosure Letter, there is not in force any extension of time with respect to the due date for the filing of any such Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any such Tax Return.

                  (d) Except as set forth in Section 4.14(d) of the Company's Disclosure Letter, there is no claim against the Company for any Taxes, and no assessment, deficiency or adjustment has been asserted or, to the Knowledge of the Company, proposed with respect to any such Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on the Company.

                  (e) Except as set forth in Section 4.14(e) of the Company's Disclosure Letter, the Company has not, during the last ten years, been a member of an affiliated group filing a consolidated federal income Tax Return, other than the affiliated group of which the Company is the common parent corporation.

                  (f) The schedule set forth in Section 4.14(f) of the Company's Disclosure Letter is accurate and sets forth fully the tax basis information pertaining to net loss carry forwards of the Company; provided, however, that the Company makes no representation or warranty with respect to the Acquiror's ability to utilize such net loss carry forwards.

         4.15     Environmental Matters.

                  (a) Except for matters disclosed in the Company's SEC Reports or in Section 4.15 of the Company's Disclosure Letter and except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, (i) the properties, operations and activities of the Company are in compliance with all applicable Environmental Laws; (ii) the Company and the properties and the operations of the Company are not subject to any existing, pending or, to the Knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (iii) all Authorizations, if any, required to be obtained or filed by the Company under any Environmental Law in connection with the business of the Company have been obtained or filed and are valid and currently in full force and effect; (iv) there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Company or in connection with its properties or operations; and (v) there has been no exposure of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Company.

                  (b) The Company has made available to the Acquiror all internal and external environmental audits and studies and all correspondence on environmental matters (in each case relevant to the Company) in the possession of the Company for such matters as could be reasonably expected to have a Material Adverse Effect on the Company.

         4.16 Insurance. The Company owns and is beneficiary under all such insurance policies underwritten by reputable insurers that, as to risks insured, coverages and related limits and deductibles, are customary in the industry in which the Company operates. All premiums due with respect to all such insurance policies that are Material have been paid and, to the Knowledge of the Company, all such policies are in full force and effect.

         4.17 Affiliates. Section 4.17 of the Company's Disclosure Letter contains a true and complete list of all Persons who are directors or executive officers of the Company and any other Persons who, to the Knowledge of the Company, may be deemed to be Affiliates of the Company. Concurrently with the execution and delivery of this Agreement, the Company has delivered to the Acquiror an executed letter agreement, substantially in the form of Annex B hereto, from each such Person so identified.

         4.18 Certain Business Practices. As of the date of this Agreement, neither the Company nor any director, officer, employee or agent of the Company has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (d) made any other unlawful payment, except for any such matters that could not reasonably be expected to have a Material Adverse Effect on the Company.

         4.19 Brokers. Except as disclosed in Section 4.19 of the Company's Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company shall be solely responsible for the payment of these fees.

         4.20 Labor Controversies. The Company is not a party to any collective bargaining agreement and there are no grievances, disputes or controversies pending or threatened between the Company and any union, and there have not been and are not now existing any threats of strikes, work stoppages, organizational efforts or demands for collective bargaining by any union or like organization respecting the Company. The Company has complied in all material respects with all applicable Federal, foreign, state or local laws or regulations thereof relating to wages, hours, collective bargaining and the payment of Social Security and similar taxes; and the Company is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. The Company has complied in all material respects with all applicable Federal, foreign, state or local laws or regulations thereof relating to occupational safety; and the Company is not liable for any penalties for failure to comply therewith.

         4.21     Intellectual Property.

                  (a) Definitions. For the purposes of this Agreement, the following terms have the following definitions:

                           (i) "Intellectual  Property" shall mean any or all of
                  the following and all rights therein: (i) all United States, international and foreign patents and applications (including provisional applications) therefor that have not been abandoned or withdrawn; (ii) all inventions (whether patentable or not), invention disclosures, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing, and all improvements thereto; (iii) all copyrights, registered copyrights and applications therefor, and moral or equivalent rights, throughout the world; (iv) all industrial designs, including registered industrial designs and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, registered trademarks and service marks and applications therefor that have not been abandoned or withdrawn, throughout the world; and (vi) all databases and data collections and all rights therein, throughout the world.

                           (ii) "Company  Intellectual  Property" shall mean any
                  Intellectual Property that is owned by, or filed in the name of, the Company.

                           (iii) "Company Product" shall mean any product that is distributed by or for the Company, either directly or indirectly, or any proprietary information used by the Company in the performance of any services provided to the Company's customers, as of the date hereof.

                           (iv) "Company Registered Intellectual Property" shall
                  mean any Registered Intellectual Property owned by, or filed in the name of, the Company.

                           (v) "Registered Intellectual Property" shall mean all
                  United States, international and foreign: (i) patents and patent applications (including provisional applications) that have not been abandoned or withdrawn; (ii) registered trademarks and service marks and applications therefor that have not been abandoned or withdrawn; (iii) registered copyrights and applications therefor; and (iv) registered industrial designs and applications therefor.

                  (b)  Schedules of Company  Registered  Intellectual  Property.
         Section 4.21(b) of the Company's Disclosure Letter lists all Company Intellectual Property that is included in Section 4.21(a)(ii)-(v), and all Company Registered Intellectual Property and all patent applications filed by or in the name of Company that have been abandoned or withdrawn and trademark and service mark registration applications filed by or in the name of Company that have been abandoned or withdrawn. With respect to the Company Registered Intellectual Property, Section 4.21(b) of the Company Disclosure Letter also lists all declaration or renewal dates for such items occurring within the period ending 5 years after the Effective Date.

                  (c) Schedules of Actions or Proceedings. Section 4.21(c) of the Company's Disclosure Letter lists each proceeding or action pending (including any mediation) as of the date hereof and to which Company is a party before any court or tribunal (including the United States Patent and Trademark Office, or equivalent authority anywhere in the world) related to any Company Registered Intellectual Property.

                  (d)  Validity  of  Company  Intellectual  Property.  Except as
         disclosed in Section 4.21(c) of the Company Disclosure Schedule, there is no Company Intellectual Property or Company Registered Intellectual Property that is subject to any proceeding or outstanding decree, order, judgment, agreement entered pursuant to an order of a court, tribunal or equivalent authority anywhere in the world, or stipulation in connection with any proceeding materially restricting in any manner the use, transfer, or licensing thereof by Company, or that would be likely to adversely affect the validity, use or enforceability of any Company Intellectual Property or Company Registered Intellectual Property. Company is not a party to any proceeding or outstanding decree, order, judgment, agreement entered pursuant to an order of a court, tribunal or equivalent authority anywhere in the world, or stipulation in connection with any proceeding restricting in any manner the use, transfer, or licensing by Company of any Intellectual Property of any third party that is incorporated into a necessary component of any Company Product.

                  (e) Company Registrations Properly Maintained. Except as disclosed in Section 4.21(e) of the Company Disclosure Letter, each item of Company Registered Intellectual Property is subsisting; all necessary registration, maintenance and renewal fees due as of the date hereof in connection with such Company Registered Intellectual Property have been paid and all documents and certificates required to be filed with a patent, copyright, trademark or other governmental authority in the United States or any foreign jurisdiction for the purposes of maintaining such Company Registered Intellectual Property have been filed with such authority, except where the failure to pay any fees or file any such documents would not result, in Company's reasonable judgment, in a loss of benefits to or any liability to Company, or upon the Closing, to Acquiror.

                  (f) Good and Clear Title to Intellectual Property. Except as disclosed in Section 4.21(f) of the Company Disclosure Letter, the
         Company: (i) owns and has good title to, or has all necessary licenses (either express or implied) under or to, each item of Intellectual Property that is incorporated into a necessary component of any Company Product, including all Company Registered Intellectual Property, but excluding any Intellectual Property incorporated into a necessary component of any Company Product that has been developed or created by a third party for Company, free and clear of any Lien (other than (A) licenses and related restrictions, (B) any Lien not material in character, amount or extent; and which Liens do not result in a loss of benefits to or any liability to the Company); (ii) owns and has good and exclusive title to, or has all necessary licenses (either express or implied) under or to, each item of Intellectual Property that is incorporated into a necessary component of the Company Products specified in Section 4.21(b) of the Company Disclosure Letter, including all Company Registered Intellectual Property, but excluding any Intellectual Property incorporated into a necessary component of any such Company Products that has been developed or created by a third party for the Company, free and clear of any Lien (other than (A) licenses and related restrictions, and (B) any Lien which does not result in a material loss of benefits to or in any material liability to the Company, excluding any custom development work of Company Products performed by the company for any third party; and (iii) owns and has good title to, or has a license to each trademark and trade name used in connection with the distribution of any Company Products.

                  (g) Third Party Intellectual Property.  Except as disclosed in
         Section 4.21(g) of the Company Disclosure Letter, to the extent that any Intellectual Property incorporated into a necessary component of any Company Products has been developed or created by a third party for the Company, the Company either (i) has obtained ownership of, free and clear of any Lien (other than (A) license and related restrictions, and (B) any Lien which does not materially detract from the current manner of manufacture, use or distribution of such Company Products that include such Intellectual Property, or (ii) has obtained a license under or to such third party's Intellectual Property, to the extent it is legally possible to do so; except to the extent that the failure to do so does not result, in the Company's reasonable judgment, in a loss of benefits to or in any liability to the Company.

                  (h) No Transfer of  Ownership.  Except as disclosed in Section
         4.21(h) of the Company Disclosure Letter, the Company has not transferred ownership of, or granted any exclusive license with respect to, any Company Intellectual Property owned by the Company at the time of its development or any Company Registered Intellectual Property, to any third party; except to the extent such Intellectual Property pertains to custom development work of Company Products performed by the Company for any third party.

                  (i) Schedule of Intellectual Property Agreements. Section 4.21(i) of the Company Disclosure Letter lists all contracts, licenses and other agreements to which the Company is a party as of the date hereof (i) with respect to Company Intellectual Property licensed or transferred by the Company or any of its subsidiaries to any third party (other than (A) those with end-users entered into in the ordinary course of business, (B) those with distributors or resellers entered into in the ordinary course of business, (C) those entered into in connection with the sale or lease of hardware products and associated software entered into in the ordinary course of business, (D) those relating to the performance of services by the Company in the ordinary course of business, and (E) those entered into in the ordinary course of business on terms that do not materially deviate from the Company's standard terms previously disclosed to Acquiror); or (ii) pursuant to which a third party is licensing or transferring any Intellectual Property to the Company that is incorporated into a necessary component of a Company Product (other than (A) those entered into in connection with the custom development work of Company Products performed by the Company or any of its subsidiaries for any third party, (B) those that pertain to mass-marketed products commercially available to similarly situated businesses, (C) those that pertain to publicly available protocols or specifications that are used in the development of Company Products, and (D) those entered into in the ordinary course of business on terms that do not materially deviate from the Company's standard terms previously disclosed to Acquiror).

                  (j) Acquiror Permitted to Exercise Company's Intellectual Property Rights. Following the Effective time, the Acquiror will be permitted to exercise all of the Company's rights under the contracts, licenses and agreements required to be listed in Section 4.21(i) of the Company's Disclosure Letter to the same extent the Company would have been permitted to exercise such rights had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would have been required to pay had the transactions contemplated by this Agreement not occurred; except to the extent that any contract, license, agreement or activity of Acquiror (other than this Agreement or the Merger) affects the exercise of such rights or the payment of such amounts.

                  (k) Infringement Indemnifications. Section 4.21(k) of the Company's Disclosure Letter lists or specifically refers to all material contracts, licenses and agreements to which the Company is a party as of the date hereof and wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by the Company of third party Intellectual Property or the infringement or misappropriation by a third party of Company Intellectual Property or Company Registered Intellectual Property (other than (A) those with end-users entered into in the ordinary course of business, (B) those with distributors or resellers entered into in the ordinary course of business, (C) those entered into in connection with the sale or lease of hardware products and associated software entered into in the ordinary course of business, (D) those relating to the performance of services by the Company in the ordinary course of business, and (E) those entered into in the ordinary course of business on terms that do not materially deviate from the Company's standard terms previously disclosed to Acquiror).

                  (l) Operation of Company Business Not Infringing. To the Knowledge of the Company, the operation of the business of the Company as such business is currently being operated with respect to Company Products (including the Company's design, development, manufacture, marketing and sale of Company Products) is not infringing or misappropriating the Intellectual Property of any third party to the extent that such infringement or misappropriation will result, in the Company's reasonable judgment, in a material loss of benefits to or in any material liability to the Company.

                  (m) No Notice of Claim. Except as disclosed in Section 4.21 of the Company's Disclosure Letter, the Company has not received notice from any third party that any Company Product infringes or misappropriates the Intellectual Property of any third party.

                  (n) No Present Infringement of Company Intellectual Property. Except as disclosed in Section 4.21(n) of the Company's Disclosure Letter, to the knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property.

                  (o) Protection of Confidential Information. The Company has taken all necessary steps to protect the Company's rights in the Company's confidential information and trade secrets or any trade secrets or confidential information of third parties provided to the Company. Without limiting the foregoing, the Company makes reasonable and customary efforts to implement a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement in the Company's standard form (as may have been changed over time).

                  4.22 Company Common Stock. The Company has not made any material misrepresentation to the Acquiror relating to the Company Common Stock, and the Company has not omitted to state to the Acquiror any material fact relating to the Company Common Stock which is necessary in order to make the information given by or on behalf of the Company to the Acquiror not misleading or which if disclosed would reasonably affect the decision of a person considering an acquisition of the Company Common Stock. No fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a Material Adverse Effect on the Company, which has not been disclosed in the Company's Financial Statements, the Company's SEC Reports or the Company's Disclosure Letter.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

         Subject to the provisions of Section 10.1(b), the Acquiror hereby represents and warrants to the Company as follows:

         5.1 Organization and Qualification; Subsidiaries. The Acquiror and Newco are legal entities duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, have all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their businesses as they are now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so qualified and in good standing, that could not reasonably be expected to have a material Adverse Effect on the Acquiror. The Acquiror has no directly or indirectly owned Significant Subsidiaries.

         5.2 Articles of Incorporation and Bylaws. The Acquiror has heretofore marked for identification and furnished to the Company complete and correct copies of the articles of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Acquiror and Newco. The Acquiror and Newco are not in violation of any of the provisions of their respective articles of incorporation or bylaws.

         5.3      Capitalization.

                  (a) The authorized capital stock of the Acquiror consists of 50,000,000 shares of the Acquiror Common Stock of which as of December 16, 1998, 6,271,481 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Acquiror's articles of incorporation or bylaws or any agreement to which the Acquiror is a party or is bound, except as set forth in Section 5.3(a) of Acquiror's Disclosure Letter. Since December 16, 1998, (x) no shares of Acquiror Common Stock have been issued by the Acquiror except Acquiror Common Stock issued pursuant to the exercise of outstanding Acquiror Stock Options and (y) the Acquiror has not granted any options for, or other rights to purchase, shares of Acquiror Common Stock.

                  (b) Except as set forth in Section 5.3(b) of the Acquiror's Disclosure Letter and SEC Reports, no shares of Acquiror Common Stock are reserved for issuance, and, except for the Acquiror Stock Options and the warrants listed in Section 5.3(b) of the Acquiror's Disclosure Letter, there are no contracts, agreements, commitments or arrangements obligating the Acquiror to offer, sell, issue or grant any Equity Securities of the Acquiror, to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of the Acquiror or to grant any Lien on any shares of capital stock of the Acquiror.

                  (c) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Acquiror is a party or by which the Acquiror is bound with respect to the voting of any shares of capital stock of the Acquiror .

         5.4 Authorization of Agreement. Each of the Acquiror and Newco has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the majority of the stockholders of the Acquiror as required by the applicable provisions of Nasdaq, each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by each of the Acquiror and Newco of this Agreement and each instrument required hereby to be executed and delivered by each of them at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Acquiror and Newco, respectively (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Acquiror Common Stock in accordance with the applicable provisions of the Nasdaq). This Agreement has been duly executed and delivered by the Acquiror and Newco and (assuming due authorization, execution and delivery hereof by the other party hereto) constitutes a legal, valid and binding obligation of the Acquiror and Newco, enforceable against the Acquiror and Newco in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar legal principles of general applicability governing the application and availability of equitable remedies.

         5.5 Approvals. Except for the applicable requirements, if any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws,
(d) the HSR Act, (e) the Nasdaq, (f) the filing and recordation of appropriate merger documents as required by the GCL and the Act ,and (g) those Laws, Regulations and orders noncompliance with which could not reasonably be expected to have a Material Adverse Effect on the Acquiror or Newco, no filing or registration with, no waiting period imposed by and no Authorization of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Acquiror or Newco to permit the Acquiror or Newco to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

         5.6 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all Authorizations of, Governmental Authorities indicated as required in Section 5.05, neither the execution and delivery by the Acquiror or Newco of this Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the Acquiror or Newco of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under any Law, Regulation or Order applicable to the Acquiror or Newco, the articles of incorporation or bylaws of the Acquiror or Newco or any contract or agreement to which the Acquiror or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a Material Adverse Effect on the Acquiror or Newco.

         5.7      Reports.

                  (a) Since October 1, 1995, (i) the Acquiror has filed all SEC Reports required to be filed by the Acquiror with the Commission and will file with the SEC the Acquiror Annual Report on Form 10-K for the year ended September 30, 1998, and (ii) the Acquiror has filed all other Reports required to be filed by it with any other Governmental Authorities and Nasdaq except where the failure to file any such Reports could not reasonably be expected to have a Material Adverse Effect on the Acquiror. The Acquiror's Reports, including those filed after the date of this Agreement and prior to the Effective Time, (x) were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the Acquiror's SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the applicable Regulations of the Commission thereunder) and (y), in the case of the Acquiror's SEC Reports, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Acquiror's Consolidated Audited Financial Statements and any financial statements of the Acquiror (including any related notes thereto) contained in any of the Acquiror's SEC Reports filed by the Acquiror with the Commission after the date of this Agreement (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP (except (A) to the extent required by changes in GAAP and (B), with respect to the Acquiror's Consolidated Audited Financial Statements, as may be indicated in the notes thereto) and (ii) fairly present the consolidated financial position of the Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

                  (c) Except as set forth in Section 5.7(c) of the Acquiror's Disclosure Letter, there exists no liabilities or obligations of the Acquiror that are Material to the Acquiror, whether accrued, absolute or contingent, that would be required to be reflected, reserved for or disclosed under GAAP in consolidated Financial Statements of the
         Acquiror as of and for the period ended on the date of this representation and warranty, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Acquiror's Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Acquiror since September 30, 1997, (iii) liabilities or obligations the incurrence of which is permitted by Section 6.2(b) and (iv) liabilities or obligations that are not Material to the Acquiror.

                  (d) Except as set forth in Section 5.7(d) of Acquiror's Disclosure Letter, accounts receivable reflected on the Acquiror's balance sheet have been properly stated at their realizable value after consideration of all allowances and reserves in accordance with GAAP. All accounts receivable and all other receivables reflected on the current balance sheet and all such receivables arising after the balance sheet date are bona fide receivables and are current and enforceable and arose in the ordinary course of business. No material counterclaims or offsetting claims with respect to such receivables are pending or, to the Acquiror's knowledge have been, threatened. All accounts payable and all other payables reflected in the current balance sheet are bona fide payables which arose in the ordinary course of business.

                  (e) Except as set forth in Section 5.7(e) of Acquiror's Disclosure Letter, inventories reflected on the Acquiror's balance sheet, as well as all inventory items acquired since the date of the Acquiror's balance sheet that are now the property of the Acquiror, consist of raw materials, supplies, work in process, and finished goods, of such quality and in such quantities as are being used and will be usable or are being sold and will be salable in the ordinary course of business of the Acquiror. These inventories exclude scrap, slow-moving items, and obsolete items and are valued at the lower of cost or market value, determined in accordance with GAAP consistently applied. Except as disclosed in Section 5.7(e) of the Acquiror's Disclosure Letter, since the date of the Acquiror's balance sheet, the Acquiror has continued to replenish these inventories in a normal and customary manner consistent with prudent practice prevailing in the business, and there have been no returns or recalls of any Acquiror Product.

                  (f) Except as described in Section 5.7(f) of the Acquiror's Disclosure Letter, all obligations associated with benefits to be provided to present and former employees of the Acquiror after retirement or termination have been properly recognized as liabilities on the Acquiror's balance sheet in accordance with Statements of Financial Accounting Standards Nos. 106 and 112.

         5.8      No Material Adverse Effect; Conduct.

                  (a) Since September 30, 1997, no event (other than any event that is of general application to all or a substantial portion of the Acquiror's industry and other than any event that is expressly subject to any other representation or warranty contained in Article V) has, to the Knowledge of the Acquiror, occurred that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Acquiror.

                  (b) Except as set forth in Section 5.8(b) of the Acquiror's Disclosure Letter, during the period from September 30, 1997, to the date of this Agreement, the Acquiror has not engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by subsections (i) through (viii) of Section 6.2(b).

         5.9      Title to Properties.

                  (a) The Acquiror has good and marketable title to all of the properties reflected in the Acquiror's balance sheet, other than any properties reflected in the Acquiror's balance sheet that have been sold or otherwise disposed of since the date of the Acquiror's balance sheet or are not, individually or in the aggregate, Material to the Acquiror, free and clear of Liens, other than (x) Liens the existence of which is reflected in the Acquiror's Financial Statements, (y) Permitted Encumbrances and (z) Liens that, individually or in the aggregate, are not Material to the Acquiror. The Acquiror holds under valid lease agreements all real and personal properties reflected in the Acquiror's balance sheet as being held under capitalized leases, and enjoys peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have terminated in the ordinary course of business since the date of the Acquiror's balance sheet and (ii) any properties that, individually or in the aggregate, are not Material to the Acquiror. The Acquiror has not received any written notice of any adverse claim to the title to any properties owned by it or with respect to any lease under which any properties are held by it, other than any claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

                  (b) To the Knowledge of the Acquiror and Newco, except as set forth in Section 5.9(b) of the Acquiror Disclosure letter, no parcel of real property so listed as owned is, or its use is, in violation of any applicable zoning laws nor in violation of any other local, state or federal laws and regulations affecting the use and occupancy of such property.

                  (c) There is no pending or, to the Knowledge of the Acquiror's, threatened condemnation or similar proceeding or special assessment affecting any real property, or any part thereof, nor has the Acquiror or any of its Subsidiaries received notification that any such proceeding or assessment is contemplated by any governmental authority.

                  (d) Except as set forth in Sections 5.9(d) of the Acquiror's Disclosure Letter, since September 30, 1997, there has not been (i) any damage, destruction, change in physical condition, or loss to or of any of the equipment, facilities, material or other personal property ("Acquiror's Equipment") used in, on or in connection with the business of the Acquiror, whether or not covered by insurance, other than ordinary wear on Acquiror's Equipment; (ii) any Acquiror's Equipment removed from the premises of the Acquiror except for Acquiror's
         Equipment which was surplus to the operation of the business of the Acquiror; (iii) any sale, lease or other disposition of any Acquiror's Equipment other than in the ordinary course; or (iv) any contract or commitment to do any of the foregoing.

         5.10 Certain Obligations. Except for those listed in Section 5.10 of the Acquiror's Disclosure Letter or filed as Exhibits to the Acquiror's SEC Reports, the Acquiror is not a party to or bound by any Material Contract. Except as set forth in Section 5.10 of the Acquiror's Disclosure Letter, all Material Contracts to which the Acquiror is a party are in full force and effect, the Acquiror has performed its obligations thereunder to date and, to the Knowledge of the Acquiror, each other party thereto has performed its obligations thereunder to date, other than any failure of any such Material Contract to be in full force and effect or any nonperformance thereof that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         5.11 Authorizations; Compliance. The Acquiror has obtained all Authorizations that are necessary to carry on its businesses as currently conducted, except for any such Authorizations as to which the failure to possess, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror. Such Authorizations are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on the Acquiror and there is no action, proceeding or investigation pending or threatened regarding suspension, revocation or cancellation of any of such Authorizations, except in the case of any suspension, revocation or cancellation of such Authorizations that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         5.12 Litigation; Compliance with Laws. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Acquiror, threatened against the Acquiror or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits, proceedings or investigations that are disclosed in the Acquiror's SEC Reports, that are set forth in Section
5.12 or Section 5.15 of the Acquiror's Disclosure Letter or that, individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror. There are no Material claims pending or, to the Knowledge of the Acquiror, threatened by any Persons against the Acquiror or any of its Subsidiaries for indemnification pursuant to any statute, organizational document, contract or otherwise with respect to any claim, action, suit, investigation or proceeding pending in any Court or before or by any Governmental Authority. Except as set forth in Section 5.12 and Section 5.15 of the Acquiror's Disclosure Letter, the Acquiror is in substantial compliance with all applicable Laws and Regulations and is not in default with respect to any Order applicable to the Acquiror or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         5.13 Employee Benefit Plans. Except as set forth in the Acquiror's SEC Reports or in Section 5.13 of the Acquiror's Disclosure Letter, the Acquiror is in substantial compliance with each Benefit Plan except for any noncompliance that could not reasonably be expected to have a material adverse effect on the Company.

         5.14     Taxes.

                  (a) Except as set forth in Section 5.14(a) of the Acquiror's Disclosure Letter and, except for such matters as could not reasonably be expected to have a Material Adverse Effect on the Acquiror, all Tax Returns that are required to be filed by or with respect to the Acquiror or any of its Subsidiaries on or before the Effective Time have been or will be timely filed, all Taxes that are due on or before the Effective Time have been or will be timely paid in full, all withholding Tax requirements imposed on or with respect to the Acquiror or any of its Subsidiaries have been or will be satisfied in full in all respects and no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  (b) Except as set forth in Section 5.14(b) of the Acquiror's Disclosure Letter, none of such tax returns has been audited by the applicable Governmental Authority.

                  (c) Except as set forth in Section 5.14(c) of the Acquiror's Disclosure Letter, there is not in force any extension of time with respect to the due date for the filing of any such Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any such Tax Return.

                  (d) Except as set forth in Section 5.14(d) of the Acquiror's Disclosure Letter, there is no claim against the Acquiror or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any such Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on the Acquiror.

                  (e) Except as set forth in Section 5.14(e) of the Acquiror's Disclosure Letter, none of the Acquiror and its Subsidiaries has, during the last ten years, been a member of an affiliated group filing a consolidated federal income Tax Return, other than the affiliated group of which the Acquiror is the common parent corporation.

         5.15     Environmental Matters.

                  (a) Except for matters disclosed in the Acquiror's SEC Reports or in Section 5.15 of the Acquiror's Disclosure Letter and except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror, (a) the properties, operations and activities of the Acquiror and its Subsidiaries are in compliance with all applicable Environmental Laws;
         (b) the Acquiror and its Subsidiaries and the properties and operations of the Acquiror and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Acquiror, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Authorizations if any, required to be obtained or filed by the Acquiror or any of its Subsidiaries under any Environmental Law in connection with the business of the Acquiror and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect;
         (d) there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Acquiror or its Subsidiaries or in connection with their properties or operations; and (e) there has been no exposure of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Acquiror and its Subsidiaries.

                  (b) The Acquiror and its Subsidiaries have made available to the Company all internal and external environmental audits and studies and all correspondence on environmental matters (in each case relevant to the Acquiror or any of its Subsidiaries) in the possession of the Acquiror or its Subsidiaries for such matters as could reasonably be expected to have a Material Adverse Effect on the Acquiror.

         5.16  Insurance.   The  Acquiror  and  its  Subsidiaries  own  and  are
beneficiaries under all such insurance policies underwritten by reputable insurers that, as to risks insured, coverages and related limits and deductibles, are customary for a company of the size and nature of the Acquiror and which is similarly situated. All premiums due with respect to all such insurance policies that are Material have been paid and, to the Knowledge of the Acquiror, all such policies are in full force and effect.

         5.17 Certain Business Practices. As of the date of this Agreement, neither the Acquiror or any of its Subsidiaries nor any director, officer, employee or agent of the Acquiror or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (d) made any other unlawful payment, except for any such matters that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         5.18     Newco.  Newco is a wholly owned subsidiary of Acquiror.

         5.19 Brokers. Except as set forth in Schedule 5.19 of Acquiror's Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquiror.

         5.20 Acquiror's Common Stock. The Acquiror has not made any material misrepresentation to the Company relating to the Acquiror Common Stock, and the Acquiror has not omitted to state to the Company any material fact relating to the Acquiror Common Stock which is necessary in order to make the information given by or on behalf of the Acquiror to the Company not misleading or which if disclosed would reasonably affect the decision of a person considering an acquisition of the Acquiror Common Stock. No fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a Material Adverse Effect on the Acquiror, which has not been disclosed in the Acquiror's Financial Statements, theAcquiror's SEC Reports or the Acquiror's Disclosure Letter.

         5.21     Intellectual Property.

                  (a) Except as set forth in Schedule 5.21(a) of Acquiror's Disclosure Letter, each of Acquiror and its Subsidiaries owns or has the exclusive right to use pursuant to license, sublicense, agreement or permission all Intellectual Property, free from any Liens (other than Permitted Encumbrances) and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. To the knowledge of the Acquiror and its Subsidiaries, neither the Acquiror nor its Subsidiaries infringes on or otherwise conflicts with any rights of any Person in respect of any Intellectual Property of the Acquiror or its Subsidiaries.

                  (b) Except as set forth in Schedule 5.21(b) of Acquiror's Disclosure Letter, no claim or demand of any person has been made, nor is there any proceeding that is pending or threatened, which: (i) challenges the rights of each of the Acquiror or its Subsidiaries in respect of any Intellectual Property; (ii) asserts that any of the Acquiror or its Subsidiaries is infringing or otherwise in conflict with, or is, except as set forth in Section 5.21(b) of the Acquiror's Disclosure Letter, required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property; or (iii) claims that any default exists under any agreement or arrangement listed in
         Section 5.21(b) of the Acquiror's Disclosure Letter. None of the Intellectual Property of the Acquiror and its Subsidiaries is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency.

                  (c) Except as set forth in Schedule 5.21(c) of Acquiror's Disclosure Letter, the Intellectual Property of the Acquiror and its Subsidiaries has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office, or such other filing offices, and each of the Acquiror and its Subsidiaries has taken such other actions to ensure full protection under any applicable laws or regulations, and such registrations, filings, issuances and other actions remain in full force and effect.

                                   ARTICLE VI
                                    COVENANTS

         6.1      Affirmative Covenants.

                  (a) The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Acquiror, or except for any matter that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror and it Subsidiaries, it will:

                          (i) operate its business in the usual and ordinary course consistent with past practices;

                           (ii) use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective key employees and maintain its relationships with its respective customers and suppliers;

                           (iii) after payment of all broker and legal fees, the
                  Severance Payments identified in paragraph 8.3(b), and any other fees and/or costs associated with the transaction contemplated by this Agreement, maintain on hand prior to and at the Effective Time a minimum cash balance of $1,100,000; which minimum cash balance shall be subject to adjustment as follows:

                                     (A)    the parties hereto  acknowledge that
                                            the  Company is  currently  spending
                                            approximately  $120,000  of its cash
                                            per month as part of its operations;
                                            and

                                     (B)    the parties contemplate an Effective
                                            Time of March 31, 1999; and

                                     (C)    the parties hereto  acknowledge that
                                            if the Effective Time does not occur
                                            on or prior to said  March 31,  1999
                                            date,  the Company  will not be able
                                            to maintain  on hand the  $1,100,000
                                            cash  balance,  and that as a result
                                            of  such   inability,   the  parties
                                            hereto  agree that if the  Effective
                                            Time occurs after March 31, 1999 for
                                            any reason other than the  Company's
                                            failure  to act in good  faith,  the
                                            minimum cash balance requirement set
                                            forth  earlier  in  this   paragraph
                                            6.1(a)(iii),   shall   be   adjusted
                                            downward  accordingly  at a rate  of
                                            $120,000  per  month  for  the  time
                                            period  between  March 31,  1999 and
                                            the Effective Time.

                           (iv) maintain and keep its  properties  and assets in
                  as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice;

                           (v) maintain insurance and bonds comparable in amount
                  and scope of coverage to that currently maintained; except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company; and

                           (vi) use all  reasonable  efforts to  cooperate  with
                  Acquiror in selling the LTI Technology.

                  (b) The Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company, or except for any matter that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, it will and will cause each of its Subsidiaries to:

                           (i) operate its business in the usual and ordinary course consistent with past practices;

                           (ii) use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective key employees and maintain its relationships with its respective customers and suppliers;

                           (iii) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                           (iv) use all reasonable efforts to keep in full force
                  and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

         6.2      Negative Covenants

                  (a) The Company covenants and agrees that, as expressly contemplated by this Agreement or as otherwise consented to in writing by the Acquiror, from the date of this Agreement until the Effective Time, it will not do, any of the following:

                           (i) (A)  increase the  compensation  payable to or to
                  become payable to any director or executive officer, (B) grant any severance or termination pay; (C) amend or take any other actions to increase the amount or accelerate the payment or vesting of any benefit under any Benefit Plan (including the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of such party or permitted upon a filing under Section 13(d) or 14(d) of the Exchange Act with respect to such party) or (D) contribute, transfer or otherwise provide any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance or other change in control agreement; except (i) pursuant to any contract, agreement or other legal obligation of the Company existing at the date of this Agreement, (ii) increases in salary payable or to become payable upon promotion to an office having greater operational responsibilities, (iii) in the case of severance or termination payments, pursuant to the severance policy of the Company existing at the date of this Agreement, and (iv) in the case of Benefit Plans, amendments required by ERISA or other applicable Law.

                           (ii) except as set forth in Section 6.2(a) of the Company's Disclosure Letter, (A) enter into any employment or severance agreement with any director or executive officer, either individually or as part of a class of similarly situated persons, or (B) establish, adopt or enter into any new Benefit Plan; except employment and severance agreements and Benefit Plans for the benefit of any newly employed or promoted officers or employees, in which case the terms of such agreements and Benefit Plans shall be reasonably consistent with those existing at the date of this Agreement, and except Benefit Plans relating to health and life insurance benefits established or adopted in the ordinary course of business consistent with past practice;

                           (iii) declare or pay any  extraordinary  dividend on,
                  or make any other distribution in respect of outstanding shares of capital, stock;

                           (iv) (A) redeem,  purchase  or  acquire,  or offer to
                  purchase or acquire, any outstanding Equity Securities of the Company other than (1) any repurchase, forfeiture or retirement of shares of Company Common Stock or Company Stock Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Company or any of its Subsidiaries, or (2) any periodic purchase of Company Common Stock for allocation to employee's accounts occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing employee stock purchase plan; (B) effect any reorganization or recapitalization; or (C) split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, such Equity Securities;

                           (v) (A) offer, sell, issue or grant, or authorize the
                  offering, sale, issuance or grant, of any Equity Securities of the Company, other than issuances of Company Common Stock (1) upon the exercise of Company Stock Options outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement) or (2) that constitutes a periodic issuance of shares of Company Common Stock required by the terms (as in effect on the date of this Agreement) of any Benefit Plans of the Company or any of its Subsidiaries, (B) amend or otherwise modify the terms (as in effect on the date of this Agreement) of any outstanding options, warrants or rights the effect of which shall be to make such terms more favorable to the holders thereof (except as may be required by ERISA or other applicable Law); (C) take any action to accelerate the vesting of any outstanding Company Stock Options or (D) grant or suffer to exist any Lien with respect to any outstanding equity Securities of the Company;

                           (vi) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or all or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                           (vii) sell, lease,  exchange or otherwise dispose of,
                  or grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Company that are Material to the Company, except for dispositions of assets and inventories in the ordinary course of business and consistent with past practice and dispositions of assets and purchase money Liens incurred in connection with the original acquisition of assets and secured by the assets acquired in an amount not to exceed $100,000 in the aggregate;

                           (viii) adopt any  amendments to its charter or bylaws
                  or other organizational documents that would alter the terms of its capital stock or other equity interests or would have a Material Adverse Effect on the Company;

                           (ix) (A) change any of its methods of  accounting  in
                  effect at March 31, 1998, except as may be required to comply with GAAP, (B) make or rescind any election relating to Taxes (other than any election that must be made periodically and that is made consistent with past practice), (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy (except where the cost to the Company of such settlements or compromises, individually or in the aggregate, does not exceed $100,000) or
                  (D) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending March 31, 1998, except, in each case, as may be required by Law and for matters that could not reasonably be expected to have a Material Adverse Effect on the Company;

                           (x) incur any obligations for borrowed money or purchase money indebtedness (other than purchase money indebtedness as to which Liens may be granted as permitted by
                  Section 6.2(a)(vii)) that are Material to the Company, whether or not evidenced by a note, bond, debenture or similar instrument, except drawings under credit lines existing at the date of this Agreement and borrowings evidenced by short term obligations issued in the ordinary course of business consistent with past practice.

                           (xi) release any third Person from its obligations under any existing standstill agreement relating to a Competing Transaction or otherwise under any confidentiality agreement or similar agreement;

                           (xii) enter into any Material Contract with any third
                  Person that provides for an exclusive arrangement with that third Person or is substantially more restrictive on the Company or substantially less advantageous to the Company than Material Contracts existing on the date hereof; or

                           (xiii) agree in writing or otherwise to do any of the
                  foregoing.

                  (b)  The  Acquiror   covenants  and  agrees  that,  except  as
         expressly set forth in the Acquiror's Disclosure Letter, as contemplated by this Agreement, or as otherwise consented to in writing by the Company, from the date of this Agreement until the Effective time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

                           (i) (A)  increase the  compensation  payable to or to
                  become payable to any director or executive officer, (B) grant any severance or termination pay; (C) amend or take any other actions to increase the amount or accelerate the payment or vesting of any benefit under any Benefit Plan (including the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of such party or permitted upon a filing under Section 13(d) or 14(d) of the Exchange Act with respect to such party) or (D) contribute, transfer or otherwise provide any cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance or other change in control agreement; except (i) pursuant to any contract, agreement or other legal obligation of the Acquiror or any of its Subsidiaries existing at the date of this Agreement, (ii) increases in salary payable or to become payable upon promotion to an office having greater operational responsibilities, (iii) in the case of severance or termination payments, pursuant to the severance policy of the Acquiror or its Subsidiaries existing at the date of this Agreement and (iv) in the case of Benefit Plans, amendments required by ERISA or other applicable Law.

                           (ii) (A)  enter  into  any  employment  or  severance
                  agreement with any director or executive officer, either individually or as part of a class of similarly situated persons, or (B) establish, adopt or enter into any new Benefit Plan; except employment and severance agreements and Benefit Plans for the benefit of any newly employed or promoted officers or employees, in which case the terms of such agreements and Benefit Plans shall be reasonably consistent with those existing at the date of this Agreement, and except Benefit Plans relating to health and life insurance benefits established or adopted in the ordinary course of business consistent with past practice;

                           (iii) declare or pay any  extraordinary  dividend on,
                  or make any other distribution in respect of outstanding shares of capital stock, except for dividends by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

                           (iv) (A) redeem,  purchase  or  acquire,  or offer to
                  purchase or acquire, any outstanding Equity Securities of the Acquiror or any of its Subsidiaries (other than (1) any such acquisition by the Acquiror or any of its wholly owned Subsidiaries directly from any wholly owned subsidiary of the Acquiror, (2) any repurchase, forfeiture or retirement of shares of the Acquiror Common Stock or the Acquiror Stock Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Acquiror or any of its Subsidiaries, or (3) any periodic purchase of the Acquiror Common Stock for allocation to employee's accounts occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing employee stock purchase plan; (B) effect any reorganization or recapitalization, or (C) split, combine or reclassify any of the Equity Securities of the Acquiror or any of its subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, such Equity Securities;

                           (v) (A) offer, sell, issue or grant, or authorize the
                  offering, sale, issuance or grant, of any Equity Securities of the Acquiror or any of its Subsidiaries, other than issuances of the Acquiror Common Stock (1) upon the exercise of the Acquiror Stock Options outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement) or (2) that constitutes a periodic issuance of shares of Acquiror Common Stock required by the terms (as in effect on the date of this Agreement) of any Benefit Plan of the Acquiror or any of its Subsidiaries;
                  (B) amend or otherwise modify the terms (as in effect on the date of this Agreement) of any outstanding options, warrants or rights the effect of which shall be to make such terms more favorable to the holders thereof (except as may be required by ERISA or other applicable Law); (C) take any action to accelerate the vesting of any outstanding Acquiror Stock Options or (D) grant any Lien with respect to any Equity Securities of the Acquiror or of any Subsidiary of the Acquiror;

                           (vi) sell,  lease,  exchange or otherwise dispose of,
                  or grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Acquiror or any of its Subsidiaries that are Material to the Acquiror, except for dispositions of assets and inventories in the ordinary course of business and consistent with past practice and dispositions of assets and purchase money Liens incurred in connection with the original acquisition of assets and secured by the assets acquired in an amount not to exceed $100,000 in the aggregate;

                           (vii) adopt any  amendments  to its charter or bylaws
                  or other organizational documents that would alter the terms of its capital stock or other equity interests or would have a Material Adverse Effect on the shareholders of the Acquiror;

                           (viii) (A) change any of its methods of accounting in
                  effect at September 30, 1997, except as may be required to comply with GAAP, (B) make or rescind any election relating to Taxes (other than any election which must be made periodically which is made consistent with past practice), (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the cost to the Acquiror and its subsidiaries of such settlements or compromises, individually or in the aggregate, does not exceed $100,000) or (D) change any of its methods of reporting income or deductions for federal income tax purposes form those employed in the preparation of the federal income tax returns for the taxable year ending September 30, 1997, except, in each case, as may be required by Law and for matters that could not reasonably be expected to have a Material Adverse effect on the Acquiror;

                           (ix) enter into any Material  Contract with any third
                  Person that provides for an exclusive arrangement with that third Person or is substantially more restrictive on the Acquiror or any of its Subsidiaries or substantially less advantageous to the Acquiror or any of its Subsidiaries that Material Contracts existing on the date hereof; or

                           (x) agree in  writing or  otherwise  to do any of the
                  foregoing.

         6.3 No Solicitation. From the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to Section 9.1, the Company agrees that neither the Company nor any of the directors and officers of the Company shall, and that it shall direct and use its best efforts to cause the other employees, agents and representatives (including investment bankers, attorneys and accountants) employed or retained by the Company not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information or assistance) any Acquisition Proposal or any inquiries that may be reasonably be expected to lead to an Acquisition Proposal. The Company further agrees that neither the Company nor any of the directors and officers of the Company shall, and that it shall direct and use its best efforts to cause the other employees, agents and representatives (including investment bankers, attorneys and accountants) employed or retained by the Company or any of its Subsidiaries not to, directly or indirectly, engage in any discussion with or provide any confidential information or data to any Person that may reasonably be expected to lead to an Acquisition Proposal or engage in any negotiations concerning, or otherwise facilitate any effort or attempt to make or implement, an Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of the Company shall be permitted (A), to the extent applicable, to comply, with regard to an Acquisition Proposal, with Rule 14e-2(a) promulgated under the Exchange Act, (B) in response to an unsolicited bona fide written Acquisition Proposal from any Person, recommend such Acquisition Proposal to the Company's stockholders or withdraw or modify in any adverse manner its approval or recommendation of this Agreement, or both, or (C) to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case described in clause (B) or (C), if (i) the Board of Directors of the Company shall have concluded in good faith that such Acquisition Proposal (x) in the case of that described in clause (B) above would, if consummated, constitute a Superior Proposal or (y), in the case described in clause (C) above could reasonably be expected to constitute a Superior Proposal, (ii) the Board of Directors of the Company shall have determined in good faith on the basis of written advice of outside legal counsel that such action is necessary for such Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law, (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors shall have received from such Person an executed confidentiality agreement containing customary terms and provisions and (iv) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Board of Directors of the Company shall have notified the Acquiror immediately of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals of offers. The Company agrees that it will keep the Acquiror informed, on a current basis, of the status of any such discussions or negotiations. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to inform promptly the individuals or entities referred to in the first sentence of this Section 6.3 of the obligations undertaken in this Section 6.3.

         6.4      Access and Information.

                  (a) Each of the Company and the Acquiror and its Subsidiaries shall, (i) afford to the other and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, in the case of the Company, the "Company's Representatives" and, in the case of the Acquiror and its Subsidiaries, the "Acquiror's Representatives") access, at reasonable times upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the other and to its books and records and (ii) furnish promptly to the other and its Representatives such information concerning its business, properties, contracts, records and personnel (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the other party.

                  (b) Each party to this Agreement (the Acquiror Companies being considered one party for purposes of this Section 6.4(b)) shall hold, and shall cause its representatives to hold, in confidence (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information (as defined below) and will not disclose the same to any third party except as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of each party. If this Agreement is terminated, each party shall, and shall cause its respective representatives to, promptly return to the other party/parties all Confidential Information furnished by such other party/parties, including all copies and summaries thereof. As used herein, "Confidential Information" with respect to each party shall mean all information concerning such party obtained by each other party and their representatives from such first party in connection with the transactions contemplated by this Agreement, except information (i) ascertainable or obtained from public information; (ii) received from a third party not employed by or otherwise affiliated with the party receiving the information; or (iii) which is or becomes known to the public other than through a breach of this Agreement by the party receiving the information or any of its representatives. If this Agreement is terminated for any reason pursuant to Article IX hereof, each of the Company and the Acquiror shall, within ten days after a request therefor from the other, return or destroy (and provide the other party within such ten-day time period with a certificate of an executive officer certifying such destruction) all of the information furnished to such party and its Representatives pursuant to the provisions of Section 6.4(a) and all internal memoranda, analyses, evaluations and other similar material containing, reflecting or prepared from any such information, in each case other than information available to the general public without restriction.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

         7.1      Meetings of Stockholders.

                  (a) The Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with the GCL and its certificate of incorporation and bylaws to convene a special meeting of the Company's stockholders to consider approval and adoption of this Agreement and the Merger (the "Company Stockholders' Meeting"), and the Company shall consult with the Acquiror in connection therewith. Subject to the provisions of Section 6.3, the Board of Directors shall recommend this Agreement and the Merger to the stockholders of the Company and the Company shall use all reasonable efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and to secure the vote or consent of stockholders required by the GCL and its certificate of incorporation and bylaws to approve and adopt this Agreement (the "Required Company Vote").

                  (b) The Acquiror shall, promptly after the date of this Agreement, take all actions necessary in accordance with the Act and its articles of incorporation and bylaws to convene a special meeting of the Acquiror's shareholders to consider approval and adoption of this Agreement and the Merger (the "Acquiror Shareholders' Meeting"), and the Acquiror shall consult with the Company in connection therewith. The Acquiror shall use all reasonable efforts to solicit from stockholders of the Acquiror proxies in favor of the approval and adoption of the Share Issuance and to secure the vote or consent of the shareholders of the Acquiror required by the rules of the Nasdaq to approve and adopt the Share Issuance (the "Required Acquiror Vote").

         7.2      Registration Statement; Proxy Statements.

                  (a) As promptly as practicable after the execution of this Agreement, the Acquiror and the Company shall prepare and file with the Commission a joint proxy statement and forms of proxy to be used in connection with the solicitation of proxies to be voted at the Acquiror Shareholders' Meeting with respect to the Share Issuance and in connections with the solicitation of proxies to be voted at the Company Stockholders' Meeting with respect to this Agreement (such joint proxy statement, together with any amendments thereof or supplements thereto effected on or prior to the effective date of the Registration Statement being , being the "Joint Proxy Statement"). At such time as the Acquiror and the Company deem appropriate, the Acquiror shall prepare and file with the Commission a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Registration Statement") containing the Joint Proxy Statement for stockholders of the Acquiror and the Company (the Joint Proxy Statement shall also constitute a prospectus for stockholders of the Company in connection with the registration under the Securities Act of the offering, sale and delivery of the Acquiror Common Stock to be issued pursuant to this Agreement in the Merger to stockholders of the Company and, together, they shall be referred to herein as the "Joint Proxy Statement/Prospectus"). Each of the Acquiror Companies and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. Each of the Acquiror Companies and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of the Acquiror Common Stock in the Merger. As promptly as practicable after the Registration Statement shall have become effective, (x) the Acquiror shall mail the Joint Proxy Statement/Prospectus to its shareholders entitled to notice of and to vote at the Acquiror's Shareholders' Meeting and (y) the Company shall mail the Joint Proxy Statement/Prospectus to its stockholders entitled to notice of and to vote at the Company Stockholders' Meeting.

                  (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Joint Proxy Statement/Prospectus shall not, at the date the Joint Proxy Statement/Prospectus (or any supplement thereto) is first mailed to shareholders of the Acquiror, at the date (if different) the Joint Proxy Statement/Prospectus (or any supplement thereto) is first mailed to stockholders of the Company, at the time of the Acquiror Shareholders' Meeting, at the time (if different) of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly inform the Acquiror. All documents that the Company is responsible for filing with the Commission in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities
         Act and the Regulations thereunder and the Exchange Act and the Regulations thereunder.

                  (c) The information supplied by the Acquiror Companies for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Such information supplied by the Acquiror for inclusion in the Joint Proxy Statement/Prospectus shall not, at the date (if different) the Joint Proxy Statement/Prospectus (or any supplement thereto) is first mailed to stockholders of the Company, at the time (if different) of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Acquiror or any of its Subsidiaries, or to their respective offices or directors, should be discovered by the Acquiror that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Acquiror shall promptly inform the Company. All documents that the Acquiror Companies are responsible for filing with the Commission in connection with the transactions contemplated hereby shall comply as to form in all material respects with the applicable requirements of the Securities Act and the Regulations thereunder and the Exchange Act and the Regulations thereunder.

                  (d) No amendment or supplement to the Registration Statement or the Joint Proxy Statement/Prospectus shall be made by the Acquiror or the Company without the approval of the other party, which shall not be unreasonably withheld or delayed. The Acquiror and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order suspending the effectiveness of the Registration Statement or the solicitation of proxies pursuant to the Joint Proxy Statement/Prospectus, the suspension of the qualification of the Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the staff of the Commission for amendment of the Registration Statement or the Joint Proxy Statement/Prospectus, the receipt from the staff of the Commission of comments thereon or any request by the staff of the Commission for additional information with respect thereto.

         7.3 Payment for Non-Competition Agreement. As consideration for the non-competition agreement to be executed by Michael Noonan in favor of the Acquiror Companies, the delivery of which is a condition to closing in accordance with Section 8.2(c), below, the Acquiror shall pay to Noonan thirty-six (36) equal monthly installments of $5,556, with the first payment due at Closing and each payment due thereafter on the first day of each month.

         7.4      Appropriate Action; Consents; Filings.

                  (a) The Company and the Acquiror shall each use all reasonable efforts (i) to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things that, in either case, are necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental Authorities any Authorizations or Orders required to be obtained by the Acquiror and its Subsidiaries or the Company in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act (in the case of the Acquiror) and the Exchange Act and the Regulations thereunder and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law. The Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Acquiror shall furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable Regulations of any Governmental Authority (including all information required to be included in the Joint Proxy Statement/Prospectus or the Registration Statement) in connection with the transactions contemplated by this Agreement.

                  (b) Each of the Company and the Acquiror shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Company, the Acquiror or its Subsidiaries that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Material Contract of the Company or the Acquiror, respectively; and (v) any change that is reasonably likely to have a Material Adverse Effect on the Company or the Acquiror, respectively, to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

                  (c) The Acquiror Companies and the Company agree to cooperate and use all reasonable efforts vigorously to contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) of any Court or Governmental Authority that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including the vigorous pursuit of all available avenues of administrative and judicial appeal. Each of the Acquiror Companies and the Company also agree to take any and all actions, including the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by any Court or Governmental Authority as a condition to the granting of any Authorization or Order necessary for the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action that would otherwise cause any condition to the Closing not to be satisfied; provided, however, that in no event shall either party take, or be required to take, any action that could reasonably be expected to have a Material Adverse Effect on the Combined Companies.

                  (d) (i) Each of the Company and the Acquiror shall give any notices to third Persons, and use, all reasonable efforts to obtain any consents from third Persons (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Effective Time or a Material Adverse Effect on the Acquiror from occurring after the Effective Time.

                           (ii) If any party  shall fail to obtain  any  consent
                  from a third Person described in subsection (d)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and the Acquiror, and its Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         7.5      Affiliates.

                  (a) The Company shall use all reasonable efforts to obtain from any Person who may be deemed to have become an Affiliate of the Company after the date of this Agreement and on or prior to the Closing Date a written agreement substantially in the form of Annex B hereto as soon as practicable after attaining such status.

                  (b) The Acquiror Companies shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of the Company who may be Affiliates of the Company pursuant to Rule 145 under the Securities Act.

         7.6 Public Announcements. The Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation.

         7.7 Stock Exchange Listings. The Acquiror shall use all reasonable efforts to cause the shares of the Acquiror Common Stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on Nasdaq prior to the Effective Time.

         7.8 State Takeover Statute. The Company shall take all action so that the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby will be exempt from
Section 203 of the GCL.

         7.9      Indemnification of Directors and Officers.

                  (a) Subject to Section 7.9(b) below, until six years after the Effective Time, the articles of incorporation and bylaws of the Surviving Corporation as in effect immediately after the Effective Time shall not be amended to reduce or limit the rights of indemnity afforded to the present and former directors, officers, employees and agents of the Company thereunder or to reduce or limit the ability of the Company as the Surviving Corporation to indemnify such persons or to hinder, delay or make more difficult the exercise of such rights of indemnity or such ability to indemnify. The Surviving Corporation will at all times exercise the powers granted to it by its articles of incorporation, its bylaws and applicable law to indemnify to the fullest extent possible the present and former directors and officers of the Company against claims made against them arising from their service in such capacities prior to the Effective Time.

                  (b) If any claim or claims shall, subsequent to the Effective Time and within six years thereafter, be made against any present or former director, officer, employee or agent of the Company based on or arising out of the services of such Person prior to the Effective Time in the capacity of such Person as a director, officer, employee or agent of the Company, the provisions of subsection (a) of this Section respecting the articles of incorporation and bylaws of the Surviving Corporation shall continue in effect until the final disposition of all such claims.

                  (c) The Acquiror hereby agrees after the Effective Time to guarantee the payment of the Surviving Corporation's indemnification obligations described in subsection (a) of this Section 7.8 up to an amount determined as of the Effective Time equal to (i) the fair market value of any assets of the Surviving Corporation distributed to the Acquiror or any of its Subsidiaries (other than the Surviving Corporation), minus (ii) any liabilities of the Surviving Corporation assumed by the Acquiror or any of its Subsidiaries (other than the Surviving Corporation, minus (iii) the fair market value of any assets of the Acquiror or any of its Subsidiaries (other than the Surviving Corporation) contributed to the Surviving Corporation and plus (iv) any liabilities of the Acquiror or any of its Subsidiaries (other than the Surviving Corporation) assumed by the Surviving Corporation.

                  (d)  Notwithstanding  subsections  (a),  (b) or  (c)  of  this
         Section 7.10, the Acquiror and the Surviving Corporation shall be released from the obligations imposed by such subsections if the Acquiror shall assume the indemnification obligations of the Surviving Corporation under its articles of incorporation and bylaws by operation of Law or otherwise. Notwithstanding anything to the contrary in this
         Section 7.10, neither the Acquiror nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld.

                  (e) The Acquiror shall cause to be maintained in effect for the period ending on the third anniversary of the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company (or substitute policies providing at least the same coverage and limits and containing terms and conditions that are not materially less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that (i) neither the Acquiror nor the Surviving Corporation shall be required to maintain any such policies to the extent the coverage thereunder exceeds $3,000,000 and (ii) in no event shall the Acquiror or the Surviving Corporation be required to expend more than 100 percent of the current annual premiums paid by the Company for such insurance.

                  (f) The provisions of this Section 7.08 are intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification hereunder and the heirs and representatives of such Person.

         7.10 Event Notices. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of the latter party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied and (ii) any failure of the former party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement that would be likely to result in any condition to the obligations of the latter party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this Section 7.9 shall cure any breach of any representation or warranty of the party giving such notice contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE VIII
                               CLOSING CONDITIONS

         8.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived by the parties hereto, in whole or in part, to the extent permitted by applicable Law:

                  (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the Commission under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated by the Commission.

                  (b) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company as required by the GCL. The Share Issuance shall have been approved and adopted by the requisite vote of the shareholders of the Acquiror as required by the Act and by the rules of Nasdaq.

                  (c) No Order. No Court or Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (d) Fairness Opinions. Each party hereto shall have received from its own financial advisors a fairness opinion which recommends the consummation of the merger contemplated herein to the board of directors of such party, and the board of directors of such party must be able to rely on such recommendation in recommending the merger to its shareholders.

                  (e) Listing on Nasdaq.  The  Acquiror's  Common Stock shall be
         (i) listed on Nasdaq and (ii) trading at a price per Share of at least $1.00 for the 30 days immediately prior to the Effective Time. The Acquiror shall also be in substantial compliance with all requirements for continued listing on Nasdaq.

                  (f) Foreign Governmental Authorities. The parties hereto shall have received all Authorizations and Orders of foreign Governmental Authorities necessary in order to consummate the Merger in accordance with applicable Law, except for any such Authorizations and Orders the nonreceipt of which could not reasonably be expected to have a Material Adverse Effect on the Acquiror (including the Surviving Corporation).

                  (g) Non-Competition Agreement. The Acquiror and/or the Company shall have executed and delivered to Michael Noonan the non-competition agreement described in Section 8.2(c) below.

         8.2 Additional Conditions to Obligations of the Acquiror Companies. The obligations of the Acquiror Companies to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived by the Acquiror Companies, in whole or in part, to the extent permitted by applicable Law:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement which is qualified as to materiality shall be true and correct, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date, and the Acquiror shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing date, to such effect.

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Acquiror shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing date, to such effect.

                  (c) Non-Competition Agreement. Michael Noonan shall have delivered to the Company a non-competition agreement, in a form substantially the same as the agreement attached as Schedule 8.2(c), wherein he agrees not to compete with the Acquiror Companies for a period of three years. The consideration for the non-competition shall be paid in accordance with Section 7.3, above.

         8.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

                  (a) Representations and Warranties. Each of the representations and warranties of the Acquiror contained in this Agreement which is qualified as to materiality shall be true and correct, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date, and the Company shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Acquiror, dated the Closing Date, to such effect.

                  (b) Severance Payments. The Acquiror shall have delivered to the Company the sum of $200,000 by cash or certified check for severance payment to six key employees of the Company.

                  (c) Agreements and Covenants. The Acquiror Companies shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Acquiror, dated the Closing Date, to such effect.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. This Agreement may be terminated at any time prior to the Effective time, whether before or after approval of this Agreement by the stockholders of the Company and before or after approval of the Share Issuance by the shareholders of the Acquiror:

                  (a)      by mutual consent of the Acquiror and the Company;

                  (b) by the Acquiror, upon a Material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue in any Material respect, in either case such that the conditions set forth in Section
         8.2 would not be satisfied (a "Terminating Company Breach"); provided that, if such Terminating Company Breach is curable by the Company through the exercise of reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, the Acquiror may not terminate this Agreement under this Section 9.1(b);

                  (c) by the Company, upon a Material breach of any representation, warranty, covenant or agreement on the part of the Acquiror companies set forth in this Agreement or if any representation or warranty of the Acquiror Companies shall have become untrue in any Material respect, in either case such that the conditions set forth in
         Section 8.3 would not be satisfied (a "Terminating Acquiror Breach"); provided that, if such Terminating Acquiror Breach is curable by the Acquiror Companies through the exercise of their reasonable efforts and for so long as the Acquiror Companies continue to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 9.1(c);

                  (d) by either the Acquiror or the Company, if there shall be any final and nonappealable Order that prevents the consummation of the Merger, unless the party relying on such Order has not complied with its obligations under Section 7.3;

                  (e) by either the Acquiror or the Company, if the Merger shall not have been consummated before April 30, 1999; provided, however, that this Agreement may be extended by mutual written agreement of the parties to a date not later than May 31, 1999.

                  (f) by either the Acquiror or the Company, if this Agreement shall fail to receive the Required Company Vote by the shareholders of the Company at the Company Shareholders' Meeting;

                  (g) by either the Acquiror or the Company, if this Agreement shall fail to receive the Required Acquiror Vote by the stockholders of the Acquiror at the Acquiror Stockholders' Meeting; or

                  (h) by the Company, upon two Business Days' prior written notice to the Acquiror, if the Board of Directors of the Company shall approve a Superior Proposal; provided, however, that (i) the Company shall have complied with Section 6.3, (ii) the Board of Directors of the Company shall have concluded in good faith, after giving effect to all concessions that may be offered by the Acquiror pursuant to clause
         (iv) below, on the advice of its financial advisers, that such proposal is a Superior Proposal, (iii) the Board of Directors of the Company shall have concluded in good faith, after receipt of the written advice of outside counsel, that, notwithstanding all concessions that may be offered by the Acquiror in negotiations entered into pursuant to clause
         (iv) below, such action is necessary for the Board of Directors of the Company to act in a manner consistent with its fiduciary duties under applicable Law and (iv), prior to such termination, the Company shall, and shall cause its respective financial and legal advisers to, negotiate with the Acquiror to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms.

                  (i) by the Company, if the Acquiror Annual Report, to be filed with the SEC, contains any Material differences from prior SEC Reports, except for those differences disclosed in Section 9.1(i) of the Acquiror's Disclosure Letter.

         The right of any party hereto to terminate this Agreement pursuant to this Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         9.2 Effect of Termination. Except as provided in Section 9.5 or Section
10.1 of this Agreement, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability on the part of the Acquiror Companies or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any misrepresentation or breach of any covenant or agreement under this Agreement.

         9.3 Amendment. This Agreement may be amended by the parties hereto by action authorized by their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of this Agreement by the stockholders of the Company, or approval of the Share Issuance by the shareholders of the Acquiror, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         9.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 9.4, the Acquiror Companies shall be deemed to be one party.

         9.5      Fees, Expenses and Other Payments.

                  (a) Except as provided in Section 9.5(b) of this Agreement, all Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that all Expenses related to printing, filing and mailing the Registration Statement and the Joint Proxy Statement/Prospectus and all Commission and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement/Prospectus shall be for the account of the Acquiror; and provided, further, that the Acquiror may, at its option, but subject to Section 7.4(c), pay any Expenses of the Company that are solely and directly related to the Merger.

                  (b) The Company agrees that, if this Agreement is terminated pursuant to Section 9.1(b) (breach), or Section 9.1(h) (fiduciary out), the Company shall promptly (but not later than five Business Days after receipt of notice from the Acquiror that the amount is due) pay to the Acquiror, as liquidated damages and expense reimbursement, an amount in cash equal to $50,000 (the "Termination Fee");

                  (c) The Acquiror agrees that: (i) if this Agreement is terminated pursuant to Section 9.1(c) (breach), the Acquiror shall promptly (but not later than five Business Days after receipt of notice from the Company that the amount is due) pay to the Company, as liquidated damages and expense reimbursement, an amount in cash equal to $50,000 (the "Termination Fee"); or (ii) if this Agreement is terminated pursuant to Section 9.1(i) (Material difference in the Acquiror Annual Report), the Acquiror shall promptly (but not later than five Business Days after receipt of notice from the Company that the amount is due) pay to the Company, as liquidated damages and expense reimbursement, an amount in cash equal to $10,000 (the "Annual Report Termination Fee").

                  (d) The Termination Fee or the Annual Report Termination Fee shall be the sole and exclusive remedy of the Company or the Acquiror, as the case may be (the "Fee Recipient"), for damages as a result of a termination of this Agreement pursuant to the reasons set forth in paragraphs 9.5(b) or 9.5(c) hereof. Because the actual damages that the Fee Recipient would sustain if the Agreement is terminated pursuant to the reasons set forth in paragraphs 9.5(b) or 9.5(c) hereof are uncertain and would be impossible or very difficult to ascertain accurately, the parties hereto agree in good faith that the Termination Fee would be reasonable and just compensation and reimbursement of expenses for the harm caused by such termination. Therefore, the Fee Recipient agrees to accept said Termination Fee, if due and paid hereunder, as liquidated damages and expense reimbursement, and not as penalty, in the event of a termination pursuant to the reasons set forth in paragraphs 9.5(b) or 9.5(c) hereof.

                  (e) If either party hereunder shall fail to pay the party any fee due hereunder, the breaching party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime interest rate of Citibank, N.A., in effect from time to time, from the date such fee was required to be paid until payment in full.

                                    ARTICLE X
                               GENERAL PROVISIONS

         10.1     Effectiveness of Representations, Warranties and Agreements.

                  (a) Except as set forth in Section 10.1(b) of this Agreement, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

                  (b) The representations and warranties in this Agreement shall terminate at the Effective Time and the representations, warranties, covenants and agreements of each of the parties hereto shall terminate upon the termination of this Agreement pursuant to Section 9.1, except that the covenants and agreements set forth in Sections 9.2 and 9.5 and in Article X hereof shall survive such termination of this Agreement.

         10.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

                  (a)      If to any of the Acquiror Companies, to:

                           Pen Interconnect, Inc..
                           2351 South 2300 West
                           Salt Lake City, Utah 84119
                           Attention:  Stephen J. Fryer
                           Telecopier No.:  (949) 261-3199
                  with a copy to:

                           Parsons Behle & Latimer
                           201 South Main, Suite 1800
                           Salt Lake City, Utah 84111
                           Attention:  Stuart Fredman
                           Telecopier No.:  (801) 536-6111

                  (b)      If to the Company, to:

                           Laminating Technologies, Inc.
                           1160 Hightower Trail
                           Atlanta, Georgia 30350-2910
                           Attention:  Michael E. Noonan,
                           Chairman and Chief Executive Officer
                           Telecopier No.:  (770) 518-4820

                  with a copy to:

                           Schnader Harrison Segal & Lewis
                           Suite 2800  Suntrust Plaza
                           303 Peachtree Street, N.E.
                           Atlanta, GA  30308-3252
                           Attention:  David S. Cooper
                           Telecopier No. (404) 223-5164


or to such other address or telecopier number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier shall be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above shall be deemed delivered three days after the date the same is postmarked.

         10.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         10.5 Entire Agreement. This Agreement (together with the Annexes, the Company's Disclosure Letter and the Acquiror's Disclosure Letter) constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof.

         10.6 Assignment. This Agreement shall not be assigned by operation of Law or otherwise.

         10.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, other than Section 7.11 which is intended also to benefit the present and former directors, officers, employees and agents of the Company therein referenced, and their heirs and representatives, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         10.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

         10.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Utah, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law; provided, however, that any matter involving the internal corporate affairs of the Company shall be governed by the provisions of the GCL.

         10.10 Time. Time is of the essence in the performance of the terms of this Agreement.

         10.11 Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective offices thereunto duly authorized.

                                      PEN INTERCONNECT, INC.


                                      By:/s/Stephen J. Fryer
                                      ----------------------
                                         Name: Stephen J. Fryer
                                         Title: Chief Executive Officer


                                      PEN LAMINATING, INC.


                                      By:/s/Stephen J. Fryer
                                      ----------------------
                                           Name: Stephen J. Fryer
                                           Title: Chief Executive Officer


                                       LAMINATING TECHNOLOGIES, INC.


                                      By:/s/Michael Noonan
                                      --------------------
                                         Name: Michael Noonan
                                         Title: Chief Executive Officer

                                                                         ANNEX A

                            SCHEDULE OF DEFINED TERMS

         The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

         "Acquiror" shall mean Pen Interconnect, Inc., a Utah corporation, and its successors from time to time.

         "Acquiror Annual Report" shall mean the Annual report on Form 10-K of the Acquiror for the year ended September 30, 1998 to be filed with the Commission.

         "Acquiror Benefit Plans" shall mean Benefit Plans with respect to the Acquiror and its Subsidiaries.

         "Acquiror Common Stock" shall mean the common shares, without par value, of the Acquiror.

         "Acquiror Companies" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

         "Acquiror Representatives" shall have the meaning ascribed to such term in Section 6.4.

         "Acquiror Stock Options" shall mean stock options granted pursuant to the Acquiror Stock Plans.

         "Acquiror Stock Plans" shall mean the Acquiror's Stock Option Plan.

         "Acquiror Stockholders' Meeting" shall have the meaning ascribed to such term in Section 7.1(b).

         "Acquiror's Audited Consolidated Financial Statements" shall mean the consolidated balance sheets of the Acquiror and its Subsidiaries as of September 30, 1996, September 30, 1997, and September 30, 1998 (which year is not yet complete) and the related consolidated statements of operations and cash flows for the fiscal, years ended September 30, 1996, 1997 and 1998 (which year is not yet complete), together with the notes thereto, all as audited, or to be audited, by Grant Thornton, independent accountants. The Acquiror anticipates that the Acquiror's Audited Consolidated Financial Statements for the year ended September 30, 1998 will be complete by December 31, 1998 and will be included in the Acquiror's Annual Report on Form 10-K for the year ended September 30, 1998 to be filed with the Commission.

         "Acquiror's Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Acquiror as of September 30, 1998 included in the Acquiror's Audited Consolidated Financial Statements.

                                    Annex-1

         "Acquiror's Disclosure Letter" shall mean a letter of even date herewith delivered by the Acquiror to the company with the execution of the Agreement, which, among other things, shall identify exceptions to the Acquiror's representations and warranties contained in Article V by specific section and subsection references.

         "Acquisition Proposal" shall mean any proposal or offer with respect to a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 5% or more of the Equity Securities of the Company that, in any case, could be reasonably expected to interfere with the consummation of the Merger or the other transactions contemplated by this Agreement.

         "Act" shall mean the Utah Revised Business Corporation Act.

         "Affiliate" shall, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former.

         "Agreement" shall mean the Agreement and Plan of Merger made and entered into as of December 21, 1998 among the Acquiror, Newco and the company, including any amendments thereto and each Annex (including this Annex A) and Schedule thereto (including the Acquiror's Disclosure Letter and the company's Disclosure Letter).

         "Articles  of Merger"  shall have the meaning  ascribed to such term in
Section 2.2.

         "Authorization"   shall   mean   any   and   all   permits,   licenses,
authorizations, orders, certificates, registrations or other approvals granted by any Governmental Authority.

         "Benefit Plans" shall mean, with respect to a specified Person, any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plans that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, severance, employment, change-in-control, deferred compensation and any bonus or incentive compensation plan, agreement, program or policy (whether qualified or nonqualified, written or oral) sponsored, maintained, or contributed to by the specified Person or any of its Subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants or other similar representatives providing services to or for the specified Person or any of its Subsidiaries in connection with such services or any such plans which have been so sponsored, maintained or contributed to within six years prior to the date of this Agreement; provided, however, that such term shall not include
(a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday and sick or other leave policies, (b) workers compensation insurance and (c) directors and officers liability insurance.

                                    Annex-2

         "Business Day" means any day other than a day on which banks in the State of Utah are authorized or obligated to be closed.

         "Certificate of Merger" shall have the meaning ascribed to such term in
Section 2.4.

         "Closing" shall mean a meeting,  which shall be held in accordance with
Section 3.3, of representatives of the parties to the Agreement at which, among other things, all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

         "Closing Date" shall mean the date of the Closing as determined pursuant to Section 3.3.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Combined Companies" shall mean the Acquiror, the Surviving Corporation and their Subsidiaries after giving effect to the Merger.

         "Commission" shall mean the Securities and exchange Commission.

         "Common Stock Exchange Ratio" shall mean the ratio of conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger as provided in Section 3.1(a).

         "Company"  shall  mean  Laminating   Technologies,   Inc.,  a  Delaware
corporation, and its successors from time to time.

         "Company Benefit Plans" shall mean Benefit Plans with respect to the Company and its Subsidiaries.

         "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

         "Company Option Plans" shall mean the Company's Amended and Restated 1996 Stock Option Plan.

         "Company Representatives" shall have the meaning ascribed to such term in Section 6.4.

         "Company Stock Options" shall mean stock options granted pursuant to the Company Option Plans.

         "Company Stockholders' Meeting" shall have the meaning ascribed to such term in Section 7.1(a).

         "Company's Audited Financial Statements" shall mean the balance sheets of the Company as of March 31, 1997 and 1998 and the related consolidated and combined statements of operations and cash flows for the fiscal, years ended March 31, 1996, 1997 and 1998, together with the notes thereto, all as audited by Grant Thornton & Co., independent accountants, under their report with respect thereto dated May 7, 1998 and included in the Company's Annual Report on form 10-K for the fiscal year ended March 31, 1998 filed with the Commission.

                                    Annex-3

         "Company's Balance Sheet" shall mean the consolidated balance sheet of the Company as of March 31, 1998 included in the Company's Audited Financial Statements.

         "Company's Financial Statements" shall mean the Company's Audited Financial Statements and the Company's Unaudited Financial Statements.

         "Company's Disclosure Letter" shall mean a letter of even date herewith delivered by the Company to the Acquiror Companies concurrently with the execution of the Agreement, which, among other things, shall identify exceptions to the Company's representations and warranties contained in Article IV by specific section and subsection references.

         "Company's Unaudited Financial Statements" shall mean the unaudited consolidated balance sheet of the Company as of September 30, 1997 and 1998 and the related consolidated statements of operations and cash flows for the three month periods ended September 30, 1997 and 1998, together with the notes thereto, included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 filed with the Commission.

         "Competing Transaction" shall mean any merger, consolidated, share exchange, business combination or similar transaction involving the Company or the acquisition in any manner, directly or indirectly, of a Material equity interest in any voting securities of, or a substantial portion of the assets of, the Company other than the transactions contemplated by this Agreement.

         "Constituent Corporations" shall mean the Company and Newco.

         "Control" (including the terms "controlled," "controlled by" and "under common control with") means (except where another definition is expressly indicated) the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

         "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof, and shall include the European Court of Justice.

         "Division" shall mean the Utah Division of Corporations and Commercial Code.

         "Effective Time" shall mean the date and time of the completion of the filling of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 2.02 and the Articles of Merger with the Division.

                                    Annex-4

         "Environmental Law or Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Authority pertaining to health or the environment currently in effect and applicable to a specified Person and its Subsidiaries, including the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended ("OPA"), any state or local Laws implementing the foregoing federal Laws, and all other environmental conservation or protection Laws. For purposes of the Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA; provided, however, that, to the extent the Laws of the state or locality in which the property is located establish a meaning for "hazardous substance" or "release" that is broader than that specified in either CERCLA, such broader meaning shall apply, and the term "hazardous substance" shall include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, and (to the extent in excess of background levels) radioactive material, even if such are specifically exempt from classification as hazardous substances pursuant to CERCLA or RCRA or the analogous statutes of any jurisdiction applicable to the specified Person or its Subsidiaries or any of their respective properties or assets.

         "Equity Securities" shall mean, with respect to a specified Person, any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, such Person.

         "ERISA" shall mean the employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean __________________________________.

         "Exchange Fund" shall mean the fund of Acquiror Common Stock, cash in lieu of fractional share interests and dividends and distributions, if any, with respect to such shares of Acquiror Common Stock established at the Exchange Agent pursuant to Section 3.2(a).

         "Expenses" shall mean all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Joint Proxy Statement, the Acquiror Proxy Statement and the Company Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

                                    Annex-5

         "GAAP" shall mean accounting principles generally accepted in the United States as in effect from time to time consistently applied by a specified Person.

         "GCL" shall mean the General Corporation Law of the State of Delaware, as in effect on the date of this Agreement and from time to time thereafter during the pendency hereof.

         "Governmental Authority" shall mean any governmental agency or authority (other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "IRS" shall mean the Internal Revenue Service.

         "Joint Proxy Statement/Prospectus" shall have the meaning ascribed to such term in Section 7.2(a).

         "Knowledge" shall mean, with respect to either the Company or the Acquiror, the knowledge of any executive officer of such party after reasonable inquiry.

         "Law" shall mean all laws, statutes and ordinances of the United States, any state of the United States, any foreign country, any foreign state and any political subdivision thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

         "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Laws of any jurisdiction.

         "LTI Technology" shall mean all assets, technology and Intellectual Property (as defined in Section 4.21) owned by the Company.

         "Material" shall mean material to the (a) consolidated business, condition (financial and other), results of operations, properties or prospects of a specified Person and its Subsidiaries, if any, taken as a whole or (b) to the specified Person's ability to perform its obligations under this Agreement or fulfill the conditions to Closing; provided, however, that, as used in this definition the word "material" shall have the meaning accorded thereto pursuant to Section 11 of the Securities Act.

         "Material Adverse Effect" shall mean any change or effect that would be material and adverse (a) to the consolidated business, condition (financial or otherwise), results of operations, properties or prospects of a specified Person and its Subsidiaries, if any, taken as a whole or (b) to the specified Person's ability to perform its obligations under this Agreement or fulfill the conditions to Closing; provided, however, that, as used in this definition the word "material" shall have the meaning accorded thereto pursuant to Section 11 of the Securities Act.

                                    Annex-6

         "Material Contract" shall mean each contract, lease, indenture, agreement, arrangement or understanding to which a specified Person or any of its Subsidiaries is a party or to which any of the assets or operations of such specified Person or any of its Subsidiaries is subject that is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 pursuant to Paragraph (2), (4) or (10) of Item 601(b) of Regulation S-K under the Securities Act if such a registration statement were to be filed by such Person under the Securities Act on the date of determination. Notwithstanding the foregoing, such term shall, in the case of the Company, include any of the following contracts, agreements or commitments, whether oral or written:

                  (1) Any collective bargaining agreement or other agreement with any labor union;

                  (2) any agreement, contract or commitment with any other Person, other than any agency or representation agreement relating to operations of the Company or any of its Subsidiaries in any foreign nation or state entered into in the ordinary course of business, containing any covenant limiting the freedom of such specified Person or any of its Subsidiaries to engage in any line of business or to compete with any other Person;

                  (3) any partnership, joint venture or profit sharing agreement with any Person;

                  (4) any employment or consulting agreement, contract or commitment between the Company and any employee, officer or director thereof (i) having more than one year to run from the date hereof, (ii) providing for an obligation to pay or accrue compensation of $25,000 or more per annum or (iii) providing for the payment or accrual of any additional compensation upon a change in control of such Person or any of its Subsidiaries or upon any termination of such employment or consulting relationship following a change in control of such Person or any of its Subsidiaries;

                  (5) any agency or representation agreement relating to operations of the Company in any foreign nation or state with any Person that is not terminable by the Company without penalty upon not more than one year's notice; and

                  (6) any confidentiality agreement, development agreement or license agreement relating to the products of the Company.

                  "Merger" shall mean the merger of Newco with and into the Company as provided in Article II of this Agreement.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Nasdaq" shall mean the Nasdaq National Market.

                                    Annex-7

         "Newco" shall mean Pen Merger, Inc., a Utah corporation and a wholly owned Subsidiary of the Acquiror.

         "Order" shall mean any judgment, order or decree of any Court or Governmental Authority, federal, foreign, state or local.

         "Permitted Encumbrances" shall mean the following:

                  (1) liens for taxes, assessments and other governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto;

                  (2) mechanics' and materialmen's liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto;

                  (3) liens in respect of judgments or awards with respect to which the specified Person or one of its Subsidiaries shall in good faith currently be prosecuting an appeal or other proceeding for review and with respect to which such Person or such Subsidiary shall have secured a stay of execution pending such appeal or such proceeding for review; provided that such Person or such Subsidiary shall have set aside on its books adequate reserves with respect thereto;

                  (4) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets of a specified Person or any of its Subsidiaries; provided that such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held;

                  (5) any lien or privilege vested in any lessor, licensor or permittor for rent or other obligations of a specified Person or any of its Subsidiaries thereunder so long as the payment of such rent or the performance of such obligations is not delinquent;

                  (6) liens for taxes or assessments not yet due or not yet delinquent;

                  (7) all rights to consent by, required notices to, filings with, or other actions by governmental or tribal entities in connection with the sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained subsequent to such sale or conveyance;

                  (8)      rights of reassignment;

                                    Annex-8

                  (9) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the oil and gas properties of a party hereto;

                  (10) all other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the properties of a party hereto that are not such as to adversely interfere with the operation, value or use of such properties;

         "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Court or Governmental Authority.

         "Registration Statement" shall have the meaning ascribed to such term in Section 7.2(a).

         "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of Law or of any rule or regulation of any self-regulatory organization, such as Nasdaq.

         "Reports" shall mean, with respect to a specified Person, all reports, registrations, filings and other documents and instruments required to be filed by the specified Person or any of its Subsidiaries with any Governmental Authority (other than the Commission).

         "Representatives"    shall   mean,    collectively,    the    Company's
Representatives and the Acquiror's Representatives.

         "Required Acquiror Vote" shall have the meaning ascribed to such term in Section 7.1(b).

         "Required Company Vote" shall have the meaning ascribed to such term in
Section 7.1(a).

         "SEC Reports" shall mean (1) all Annual Reports on Form 10-K, (2) All Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents required to be filed during a specified period by a specified Person with the Commission pursuant to the Securities Act or the Exchange Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Share Issuance" shall mean the issuance of shares of Acquiror Common Stock to be issued in the Merger.

         A "Subsidiary" of a specified Person shall be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or of which the specified Person controls the management.

                                    Annex-9

         "Superior Proposal" means a bona fide Acquisition Proposal that the Board of Directors of the Company determines in its good faith judgment (after consultation with its financial advisers and legal counsel), taking into account all legal, financial, regulatory and other aspects of the proposal or offer and the Person making the proposal or offer, (i) would, if consummated, result in a transaction that is more favorable to the Company's stockholders, from a strategic and financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed.

         "Surviving Corporation" shall mean the Company as the corporation surviving the Merger.

         "Tax Returns" shall have the meaning ascribed to such term in Section 4.14(a) of the Agreement.

         "Taxes" shall mean all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

         "Terminating Acquiror Breach" shall have the meaning ascribed to such term in Section 9.10(c) of the Agreement.

         "Terminating Company Breach" shall have the meaning ascribed to such term in Section 9.01(b) of the Agreement.

         "Termination  Fee"  shall  have the  meaning  ascribed  to such term in
Section 9.05(b).
         "Title Defect" shall mean any encumbrance, encroachment, irregularity, defect in or objection to a party's title to or contractual right in the properties of such party (expressly excluding Permitted Encumbrances), that alone or in combination with other defects renders such party's title to any of such properties less than Marketable Title. Materialmen's, mechanics', repairmen's, employees', contractors', operators' or other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of such properties shall not constitute a Title Defect
(i) if they have not been filed pursuant to Law, (ii) if filed, they have not yet become due and payable or payment is being withheld as provided by Law or
(iii) if their validity is being contested in good faith by appropriate action.


                                    Annex-10

                                                                         ANNEX B

                                        Laminating Technologies, Inc. Affiliates

                              AFFILIATE'S AGREEMENT

                                     [Date]

Pen Interconnect, Inc.
2351 South 2300 West
Salt Lake City, Utah 84119
Ladies and Gentlemen:

         The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of Laminating Technologies, Inc., a Delaware corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Regulations of the Commission under the Securities Act.

         Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among Pen Interconnect, Inc., a Utah corporation (the "Acquiror"), Pen Merger, Inc., a newly formed Utah corporation and a wholly owned, indirect Subsidiary of the Acquiror ("Newco"), and the Company dated as of December 21, 1998 (the "Merger Agreement"), providing for, among other things, the merger of Newco with and into the Company (the "Merger"), the undersigned will be entitled to receive shares of Acquiror Common Stock in exchange for shares of Company Common Stock owned by the undersigned at the Effective Time of the Merger as determined pursuant to the Merger Agreement. Capitalized terms used but not defined herein are defined in Annex A to the Merger Agreement and are used herein with the same meanings as ascribed to them therein.

         In consideration of the agreements contained herein, the Acquiror's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and agrees that the undersigned will not make any sale, transfer or other disposition of the Acquiror Common Stock received by the undersigned pursuant to the Merger in violation of the Securities Act or the applicable Regulations thereunder. The undersigned has been advised that the offering, sale and delivery of the shares of Acquiror common Stock pursuant to the Merger will have been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since the undersigned may be deemed to be an Affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, the Acquiror Common Stock received by the undersigned pursuant to the Merger can be sold by the undersigned only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

                                    Annex-11

         The undersigned also understands that instructions will be given to the transfer agent for the Acquiror Common Stock with respect to the Acquiror Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such shares of Acquiror Common Stock, or any substitutions therefor, a legend stating in substance as follows:

                           "These shares were issued in a  transaction  to which
                  Rule 145 promulgated under the Securities Act of 1933, as amended, applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and Pen Interconnect, Inc., a copy of which agreement is on file at the principal offices of Pen Interconnect, Inc."

         It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if the undersigned shall have delivered to the Acquiror an opinion of counsel, in form and substance reasonably satisfactory to the Acquiror, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act and (ii)( the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

         By its execution hereof, the Acquiror agrees that it will, as long as the undersigned owns any shares of Acquiror Common Stock to be received by the undersigned pursuant to the Merger that are subject to the restrictions on sale, transfer or other disposition herein set forth, take all reasonable efforts to make timely filings with the commission of all reports required to be filed by it pursuant to the Exchange Act and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

         If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                                     Very truly yours,


                                                     By:
                                                          Name:
                                                          Title:
                                                          Date:
                                                          Address:

                                    Annex-12

ACCEPTED this ____ day of ___________, 1998 PEN INTERCONNECT, INC.


By: ________________________
      Name:
      Title:



                                    Annex-13